                                                                     EXHIBIT 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

----------------------------------------------
                                              )
In re                                         )       Chapter 11 Case
                                              )
MIRANT CORPORATION, et al.,                   )       Case No. 03-46590(DML)
                                              )       Jointly Administered
                                              )
              Debtors.                        )
                                              )
----------------------------------------------


--------------------------------------------------------------------------------

             FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
                             FOR MIRANT CORPORATION
                           AND ITS AFFILIATED DEBTORS

--------------------------------------------------------------------------------

Dated: March 25, 2005                    WHITE & CASE LLP
                                         Thomas E Lauria
                                         Wachovia Financial Center
                                         200 South Biscayne Blvd., Suite 4900
                                         Miami, FL 33131
                                         (305) 371-2700

                                         HAYNES AND BOONE
                                         Robin Phelan
                                         901 Main Street, Suite 3100
                                         Dallas, TX 75202
                                         (214) 651-5000

                                         ATTORNEYS FOR THE DEBTORS AND
                                         DEBTORS IN POSSESSION

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE I. DEFINITIONS AND INTERPRETATION ...........................................         1
    1.1.  Definitions ...............................................................         1
    1.2.  Interpretation ............................................................         1
    1.3.  Application of Definitions and Rules of Construction Contained in the
          Bankruptcy Code ...........................................................         1
    1.4.  Other Terms ...............................................................         1
    1.5.  Appendices and Plan Documents .............................................         1
ARTICLE II. SUBSTANTIVE CONSOLIDATION ...............................................         2
    2.1.  Substantive Consolidation of Debtor Groups ................................         2
    2.2.  Claims Against a Consolidated Debtor Group ................................         2
    2.3.  Intercompany Claims and Equity Interests ..................................         2
ARTICLE III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ..........................         3
    3.1.  Administrative Claims and Tax Claims ......................................         3
    3.2.  Consolidated Mirant Debtor Claims and Equity Interests ....................         3
    3.3.  Consolidated MAG Debtor Claims and Equity Interests .......................         4
    3.4.  Separate Classification of Secured Claims .................................         5
    3.5.  Separate Classification of PG&E/RMR Claims ................................         5
ARTICLE IV. IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND
    EQUITY INTERESTS ................................................................         6
    4.1.  Unimpaired Classes of Claims and Equity Interests .........................         6
    4.2.  Impaired Classes of Claims and Equity Interests ...........................         6
    4.3.  Impairment Controversies ..................................................         6
ARTICLE V. PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY
    INTERESTS UNDER THE PLAN ........................................................         6
    5.1.  Consolidated Mirant Debtor Claims and Equity Interests ....................         6
    5.2.  Consolidated MAG Debtor Claims and Equity Interests .......................         8
ARTICLE VI. PROVISIONS FOR TREATMENT OF UNCLASSIFIED CLAIMS
    UNDER THE PLAN ..................................................................        10
    6.1.  Unclassified Claims .......................................................        10
    6.2.  Treatment of Administrative Claims ........................................        10
    6.3.  Treatment of Tax Claims ...................................................        11

ARTICLE VII. ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
    REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY
    INTERESTS ............................................................................        12
    7.1.   Classes Entitled to Vote ......................................................        12
    7.2.   Class Acceptance Requirement ..................................................        12
    7.3.   Tabulation of Votes on a Non-Consolidated Basis ...............................        12
    7.4.   Cramdown ......................................................................        13
    7.5.   Confirmation of All Cases .....................................................        13
ARTICLE VIII. MEANS FOR IMPLEMENTATION OF THE PLAN .......................................        13
    8.1.   Operations between the Confirmation Date and the Effective Date ...............        13
    8.2.   Transfers to New Mirant and MET ...............................................        13
    8.3.   Transfer of Mirant and the Trading Debtors to the Plan Trust ..................        14
    8.4.   Formation of New MAG Holdco ...................................................        14
    8.5.   Certain Intercompany Restructuring Transactions ...............................        14
    8.6.   Corporate Action ..............................................................        15
    8.7.   Termination of Certain Debt Obligations .......................................        16
    8.8.   Continued Corporate Existence of the Debtors ..................................        16
    8.9.   Re-vesting of Assets ..........................................................        16
    8.10.  Management ....................................................................        17
    8.11.  Initial Boards of Directors ...................................................        17
    8.12.  Officers ......................................................................        18
    8.13.  Causes of Action ..............................................................        18
    8.14.  Appointment of the Disbursing Agent ...........................................        18
    8.15.  Sources of Cash for Plan Distributions ........................................        18
    8.16.  Investment of Funds Held by the Disbursing Agent; Tax Reporting by the
           Disbursing Agent ..............................................................        18
    8.17.  Releases by the Debtors .......................................................        19
    8.18.  New Mirant Employee Stock Programs ............................................        19
ARTICLE IX. TRANSFERS OF PROPERTY TO AND ASSUMPTION ......................................        19
    9.1.   Creation of Plan Trust and Appointment of Plan Trustees .......................        19
    9.2.   Transfers of Certain Property of the Debtors to the Plan Trust ................        20
    9.3.   Distribution of Trust Proceeds ................................................        20
    9.4.   Powers and Duties of the Plan Trustees ........................................        21
ARTICLE X. DISTRIBUTION PROVISIONS .......................................................        21
    10.1.  Plan Distributions ............................................................        21
    10.2.  Timing of Plan Distributions ..................................................        22
    10.3.  Address for Delivery of Plan Distributions ....................................        22
    10.4.  Plan Distributions under Twenty-Five Dollars ..................................        22
    10.5.  Time Bar to Cash Payments .....................................................        22
    10.6.  Manner of Payment under the Plan ..............................................        23
    10.7.  Expenses Incurred on or after the Effective Date and Claims of the
           Disbursing Agent ..............................................................        23

    10.8.   Fractional Plan Distributions ................................................        23
    10.9.   Special Distribution Provisions for MAG Short-term Debt Claims, MAG
            Long-term Note Claims and Mirant Debt Claims .................................        23
    10.10.  Special Distribution Provisions for Equity Securities ........................        26
    10.11.  Surrender and Cancellation of Instruments ....................................        26
ARTICLE XI. PROCEDURES FOR RESOLVING AND TREATING CONTESTED
    CLAIMS ...............................................................................        26
    11.1.   Objection Deadline ...........................................................        26
    11.2.   Prosecution of Contested Claims ..............................................        27
    11.3.   Claims Settlement ............................................................        27
    11.4.   No Plan Distributions Pending Allowance ......................................        27
    11.5.   Estimation of Claims .........................................................        27
ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN
    AND THE OCCURRENCE OF THE EFFECTIVE DATE .............................................        28
    12.1.   Conditions Precedent to Confirmation .........................................        28
    12.2.   Conditions Precedent to the Occurrence of the Effective Date .................        29
    12.3.   Waiver of Conditions .........................................................        30
    12.4.   Effect of Non-Occurrence of the Effective Date ...............................        30
ARTICLE XIII. THE DISBURSING AGENT .......................................................        30
    13.1.   Powers and Duties ............................................................        30
    13.2.   Plan Distributions ...........................................................        30
    13.3.   Exculpation ..................................................................        31
ARTICLE XIV. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED
    LEASES ...............................................................................        31
    14.1.   Assumption and Rejection of Executory Contracts and Unexpired Leases .........        31
    14.2.   Cure .........................................................................        32
    14.3.   Claims Arising from Rejection or Termination .................................        33
    14.4.   Special Provisions Relating to the BEWAG Contract ............................        33
    14.5.   Special Provisions Relating to the Back-to-Back Agreement and APSA ...........        33
    14.6.   Special Provisions Related to the MIRMA Leases ...............................        34
ARTICLE XV. SETTLEMENTS AND COMPROMISES ..................................................        34
    15.1.   California Settlement ........................................................        34
    15.2.   Proposed New York Tax Settlement .............................................        35
ARTICLE XVI.  RETENTION OF JURISDICTION ..................................................        36
ARTICLE XVII. MISCELLANEOUS PROVISIONS ...................................................        38
    17.1.   Payment of Statutory Fees ....................................................        38
    17.2.   Satisfaction of Claims .......................................................        38
    17.3.   Third Party Agreements; Subordination ........................................        38

    17.4.   Exculpation ......................................................................        39
    17.5.   Discharge of Liabilities .........................................................        39
    17.6.   Notices ..........................................................................        39
    17.7.   Headings .........................................................................        40
    17.8.   Governing Law ....................................................................        40
    17.9.   Expedited Determination ..........................................................        40
    17.10.  Exemption from Transfer Taxes ....................................................        40
    17.11.  Retiree Benefits .................................................................        40
    17.12.  Notice of Entry of Confirmation Order and Relevant Dates .........................        40
    17.13.  Interest and Attorneys' Fees .....................................................        40
    17.14.  Modification of the Plan .........................................................        41
    17.15.  Revocation of Plan ...............................................................        41
    17.16.  Setoff Rights ....................................................................        41
    17.17.  Compliance with Tax Requirements .................................................        42
    17.18.  Rates ............................................................................        42
    17.19.  Injunctions ......................................................................        42
    17.20.  Binding Effect ...................................................................        43
    17.21.  Severability .....................................................................        43



EXHIBITS

Glossary of Defined Terms......................................................         Exhibit A
California Settlement Agreement................................................         Exhibit B
Consolidated MAG Debtors.......................................................         Exhibit C
Consolidated Mirant Debtors....................................................         Exhibit D

                  Mirant Corporation and its affiliated debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 cases hereby collectively and jointly propose the following joint chapter 11 plan of reorganization:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

1.1.     DEFINITIONS.

                  The capitalized terms used herein shall have the respective meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit "A."

1.2.     INTERPRETATION.

                  Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. Words denoting the singular number shall include the plural number and vice versa, as appropriate, and words denoting one gender shall include the other gender. The Disclosure Statement may be referred to for purposes of interpretation to the extent any term or provision of the Plan is determined by the Bankruptcy Court to be ambiguous.

1.3. APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION CONTAINED IN THE BANKRUPTCY CODE.

                  Words and terms defined in section 101 of the Bankruptcy Code shall have the same meanings when used in the Plan, unless a different definition is given in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.     OTHER TERMS.

                  The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

1.5.     APPENDICES AND PLAN DOCUMENTS.

                  All appendices to the Plan and the Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein. All Plan Documents shall be filed with the Clerk of the Bankruptcy Court not less than ten (10) days prior to the commencement of the Confirmation Hearing. Holders of Claims and Equity Interests may obtain a copy of the Plan Documents, once filed, by a written request sent to the following address:

                          White & Case LLP
                          Wachovia Financial Center
                          200 South Biscayne Boulevard
                          Suite 4900
                          Miami, Florida 33131
                          Attention: Mark B. Fuhr
                          Telephone: (305) 371-2700
                          Facsimile: (305) 358-5744


                                   ARTICLE II.

                           SUBSTANTIVE CONSOLIDATION

2.1.     SUBSTANTIVE CONSOLIDATION OF DEBTOR GROUPS.

                  The Plan (a) substantively consolidates the Consolidated Mirant Debtors solely for purposes of voting on the Plan (except as set forth in Section 7.3), confirmation of the Plan and determining treatment of Claims against and Equity Interests in the Consolidated Mirant Debtors under the Plan, and (b) substantively consolidates the Consolidated MAG Debtors solely for purposes of voting on the Plan (except as set forth in Section 7.3), confirmation of the Plan and determining treatment of Claims against and Equity Interests in the Consolidated MAG Debtors under the Plan. Such consolidations shall not affect any Debtor's status as a separate legal entity, change the organizational structure of the Debtors' business enterprise, nor constitute a change of control of any Debtor for any purpose, and, except as otherwise provided by or permitted in the Plan, all Debtors shall continue to exist as separate legal entities.

2.2.     CLAIMS AGAINST A CONSOLIDATED DEBTOR GROUP.

                  Solely for the purposes of treating Claims and Equity Interests under the Plan, the Consolidated Mirant Debtors shall be considered a single legal entity and the Consolidated MAG Debtors shall be considered a single legal entity. As a result, any holder of a Claim against a Debtor and a Claim based on a guaranty of such base Claim given by a Debtor within the same consolidated Debtor group, including, without limitation, (a) Claims arising under the Commodity Prepay Facility and the Commodity Prepay Guaranty, and (b) Claims arising under the Equipment Warehouse Facility and the Equipment Warehouse Guaranty, shall receive only a single recovery in respect of such Claims.

2.3.     INTERCOMPANY CLAIMS AND EQUITY INTERESTS.

                  Intercompany Claims and Administrative Claims between and among a Debtor in a consolidated Debtor group and another Debtor in the same consolidated Debtor group shall, solely for purposes of receiving Plan Distributions, be deemed satisfied in full as a result of substantive consolidation and therefore not entitled to any Plan Distribution and shall not be entitled to vote on the Plan. All Intercompany Claims between the Consolidated Mirant Debtors and the Consolidated MAG Debtors shall, solely for purposes of receiving Plan Distributions, be deemed resolved as part of a global settlement under the Plan and therefore not entitled to any Plan Distribution and shall not be entitled to vote on the Plan. Administrative Claims between the Consolidated Mirant Debtors and the Consolidated MAG Debtors shall be settled in the ordinary course. Except with respect to Consolidated Mirant Debtor Class 6 - Equity Interests and Consolidated MAG Debtor Class 9 - Equity Interests, no Plan Distributions shall be made on account of any Equity Interest in any Debtor regardless of whether such Equity Interests are held by a Person which is not a Debtor.

                                  ARTICLE III.

              CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  For the purposes of organization, voting and all confirmation matters, except as otherwise provided herein, all Claims (except as provided in Section 3.1) and all Equity Interests in Mirant and MAG shall be classified as set forth in this Article III of the Plan.

3.1.     ADMINISTRATIVE CLAIMS AND TAX CLAIMS.

                  As provided by section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims shall not be classified under the Plan, and shall instead be treated separately as unclassified Claims on the terms set forth in Article VI of the Plan.

3.2.     CONSOLIDATED MIRANT DEBTOR CLAIMS AND EQUITY INTERESTS.

                  The classes of Claims against the Consolidated Mirant Debtors and the Equity Interests in Mirant shall be treated under the Plan as follows:

         (a)      Consolidated Mirant Debtor Class 1 -- Priority Claims

                  Consolidated Mirant Debtor Class 1 shall consist of all Priority Claims against any of the Consolidated Mirant Debtors.

         (b)      Consolidated Mirant Debtor Class 2 -- Secured Claims

                  Consolidated Mirant Debtor Class 2 shall consist of all Secured Claims (except the California Party Secured Claims) against any of the Consolidated Mirant Debtors.

         (c)      Consolidated Mirant Debtor Class 3 -- California Party Secured
                  Claims

                  Consolidated Mirant Debtor Class 3 shall consist of all California Party Secured Claims against MAEM.

         (d)      Consolidated Mirant Debtor Class 4 -- Unsecured Claims

                  Consolidated Mirant Debtor Class 4 shall consist of all Unsecured Claims, including the Mirant Debt Claims and the California Party Unsecured Claims (but excluding Convenience Claims), against any of the Consolidated Mirant Debtors.

         (e)      Consolidated Mirant Debtor Class 5 -- Convenience Claims

                  Consolidated Mirant Debtor Class 5 shall consist of all Convenience Claims against any of the Consolidated Mirant Debtors.

         (f)      Consolidated Mirant Debtor Class 6 -- Equity Interests

                  Consolidated Mirant Debtor Class 6 shall consist of all Equity Interests in Mirant.

3.3.     CONSOLIDATED MAG DEBTOR CLAIMS AND EQUITY INTERESTS.

                  The classes of Claims against the Consolidated MAG Debtors and the Equity Interests in MAG shall be treated under the Plan as follows:

         (a)      Consolidated MAG Debtor Class 1 -- Priority Claims

                  Consolidated MAG Debtor Class 1 shall consist of all Priority Claims against any of the Consolidated MAG Debtors.

         (b)      Consolidated MAG Debtor Class 2 -- Secured Claims

                  Consolidated MAG Debtor Class 2 shall consist of all Secured Claims against any of the Consolidated MAG Debtors.

         (c)      Consolidated MAG Debtor Class 3 -- MIRMA Owner/Lessor Secured
                  Claims

                  Consolidated MAG Debtor Class 3 shall consist of all the MIRMA Owner/Lessors Secured Claims, if any, against MIRMA.

         (d) Consolidated MAG Debtor Class 4-- New York Taxing Authorities Secured Claims

                  Consolidated MAG Debtor Class 4 shall consist of all Secured Claims of the New York Taxing Authorities against Mirant Bowline or Mirant Lovett.

         (e)      Consolidated MAG Debtor Class 5 -- PG&E/RMR Claims

                  Consolidated MAG Debtor Class 5 shall consist of all PG&E/RMR Claims against Delta or Potrero.

         (f)      Consolidated MAG Debtor Class 6 -- Unsecured Claims

                  Consolidated MAG Debtor Class 6 shall consist of all Unsecured Claims, including without limitation, MAG Short-term Debt Claims, MIRMA Owner/Lessor Deficiency Claims, if applicable, and MIRMA Lease Rejection Damage Claims, if applicable, (but excluding MAG Long-term Note Claims, PG&E/RMR Claims and Convenience Claims), against any of the Consolidated MAG Debtors.

         (g)      Consolidated MAG Debtor Class 7 -- Long-term Note Claims

                  Consolidated MAG Debtor Class 7 shall consist of all MAG Long-term Note Claims against MAG.

         (h)      Consolidated MAG Debtor Class 8 -- Convenience Claims

                  Consolidated MAG Debtor Class 8 shall consist of all Convenience Claims against any of the Consolidated MAG Debtors.

         (i)      Consolidated MAG Debtor Class 9 -- Equity Interests

                  Consolidated MAG Debtor Class 9 shall consist of all Equity Interests in MAG.

3.4.     SEPARATE CLASSIFICATION OF SECURED CLAIMS.

                  Although Secured Claims against the Consolidated Mirant Debtors and the Consolidated MAG Debtors have been placed in one category with respect to each group of consolidated Debtors for purposes of nomenclature, each such Secured Claim shall be treated as a separate class for purposes of voting on the Plan and receiving Plan Distributions (to be designated as Consolidated Mirant Debtor Class 2A, Consolidated Mirant Debtor Class 2B, Consolidated Mirant Debtor Class 2C, etc.; Consolidated MAG Debtor Class 2A, Consolidated MAG Debtor Class 2B, Consolidated MAG Debtor Class 2C, etc.).

3.5.     SEPARATE CLASSIFICATION OF PG&E/RMR CLAIMS.

                  Although the PG&E/RMR Claims have been placed in one category for purposes of nomenclature, each of the three PG&E/RMR Claims shall be treated as a separate class for purposes of voting on the Plan and receiving Plan Distributions (to be designed Consolidated MAG Debtor Class 5A, Consolidated MAG Debtor Class 5B and Consolidated MAG Debtor Class 5C).

                                   ARTICLE IV.

                           IDENTIFICATION OF IMPAIRED
                     CLASSES OF CLAIMS AND EQUITY INTERESTS

4.1.     UNIMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.

                  Consolidated Mirant Debtor Class 1 - Priority Claims, Consolidated MAG Debtor Class 1 - Priority Claims, Consolidated MAG Debtor Class 7 - MAG Long-term Note Claims, and Consolidated MAG Debtor Class 9 - Equity Interests, are not impaired under the Plan.

4.2.     IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.

                  Except as provided in Section 4.1, all classes of Claims and Equity Interests are impaired under the Plan.

4.3.     IMPAIRMENT CONTROVERSIES.

                  If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

                                   ARTICLE V.

                       PROVISIONS FOR TREATMENT OF CLAIMS
                      AND EQUITY INTERESTS UNDER THE PLAN

5.1.     CONSOLIDATED MIRANT DEBTOR CLAIMS AND EQUITY INTERESTS.

                  The classes of Claims against the Consolidated Mirant Debtors and Equity Interests in Mirant shall be treated under the Plan as follows:

         (a)      Consolidated Mirant Debtor Class 1 -- Priority Claims

                  Each holder of an Allowed Priority Claim against any of the Consolidated Mirant Debtors shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be fully reinstated and retained, and such Allowed Priority Claim (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such reinstated rights.

         (b)      Consolidated Mirant Debtor Class 2-- Secured Claims

                  (i) Each holder of an Allowed Secured Claim (other than holders of California Party Secured Claims, the treatment of which shall be set forth in Consolidated Mirant Debtor Class 3 - California Party Secured Claims) against any of the Consolidated Mirant Debtors shall, at the sole option of the Debtors, receive on the

Distribution Date on account of its Allowed Secured Claim (A) a Plan Secured Note; (B) the collateral that secures payment of such Secured Claim; (C) a single Cash payment in an amount equal to the amount of such Allowed Secured Claim; or (D) if applicable, the implementation of any applicable valid right of setoff permitted under section 553 of the Bankruptcy Code. If the holder of an Allowed Secured Claim receives treatment as provided in (A) above, such holder shall retain the liens securing the Allowed Secured Claim (or, at the Debtors' election, receive alternative collateral having a value at least equivalent to the existing collateral) until paid in full. Any deficiency amount related to a Secured Claim against any of the Consolidated Mirant Debtors shall be treated as a Consolidated Mirant Debtor Class 4 -- Unsecured Claim.

                  (ii) Notwithstanding any other provision in this Section 5.1(b) of the Plan, the Consolidated Mirant Debtors and any holder of an Allowed Secured Claim may agree to any alternate treatment of such Secured Claim; provided, that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of the amount of such holder's Allowed Secured Claim.

                  (iii) Deutsche Bank, as agent for the lenders under the credit agreement dated December 12, 2000 with West Georgia, as borrower, shall receive on the Distribution Date on account of its Allowed Secured Claim: (A) cash in the amount of approximately $30 million, and (B) a promissory note made payable by West Georgia in an amount equal to approximately $109.7 million, secured by all the assets of West Georgia that secure payment of such Allowed Secured Claim. Such promissory note shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

         (c)      Consolidated Mirant Debtor Class 3 -- California Party Secured
Claims

                  Upon the occurrence of the Effective Date, to the extent the California Party Secured Claims have not already been satisfied by the assignment of the MAEM Receivables (as defined in the California Settlement Agreement) in accordance with the California Settlement Agreement, the California Party Secured Claims shall be Allowed Claims as set forth in the California Settlement and shall be setoff against the payables owed by the California Parties to the Cal PX or the CAISO in accordance with the terms of the California Settlement Agreement, and thereby irrevocably satisfied in full.

         (d)      Consolidated Mirant Debtor Class 4 -- Unsecured Claims

                  Each holder of an Allowed Consolidated Mirant Debtor Class 4 - Unsecured Claim shall receive a Pro Rata Share of 100% of the shares of New Mirant Common Stock to be issued pursuant to the Plan, except for (i) the shares to be issued to the holders of Allowed Consolidated MAG Debtor Class 5 - PG&E/RMR Claims and Allowed Consolidated MAG Debtor Class 6 - Unsecured Claims pursuant to Sections 5.2(e) and (f) hereof, respectively, and (ii) the shares reserved for issuance pursuant to the New Mirant Employee Stock Programs; provided, such Plan Distribution shall have a value (as determined by the Bankruptcy Court at or prior to the Confirmation Hearing) not in excess of such holder's Full Recovery Amount. In addition, if the foregoing Plan Distribution has a value that is less than the holder's Full Recovery Amount, such holder shall receive a Pro Rata Share of the Senior Trust Interests.

         (e)      Consolidated Mirant Debtor Class 5 -- Convenience Claims

                  Each holder of an Allowed Consolidated Mirant Debtor Class 5 - Convenience Claim shall receive a single Cash payment in an amount equal to the amount of such holder's Allowed Convenience Claim.

         (f)      Consolidated Mirant Debtor Class 6 -- Equity Interests

                  On the Effective Date, all Equity Interests in Mirant shall be cancelled, and each holder of an Allowed Consolidated Mirant Debtor Class 6 - Equity Interest shall receive a Pro Rata Share of (i) the Junior Trust Interests, and (ii) any shares of New Mirant Common Stock remaining after the holders of Allowed Consolidated Mirant Debtor Class 4 - Unsecured Claims have received their Full Recovery Amount. In addition, each holder of Allowed Equity Interests in Mirant who votes to accept the Plan shall receive a Pro Rata Share of the New Mirant Warrants.

5.2.     CONSOLIDATED MAG DEBTOR CLAIMS AND EQUITY INTERESTS.

                  The classes of Claims against the Consolidated MAG Debtors and Equity Interests in MAG shall be treated under the Plan as follows:

         (a)      Consolidated MAG Debtor Class 1 -- Priority Claims

                  Each holder of an Allowed Priority Claim against any of the Consolidated MAG Debtors shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be fully reinstated and retained, and such Allowed Priority Claims (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such reinstated rights.

         (b)      Consolidated MAG Debtor Class 2-- Secured Claims

                  (i) Each holder of an Allowed Secured Claim against any of the Consolidated MAG Debtors shall, at the sole option of the Debtors, receive on the Distribution Date on account of its Allowed Secured Claim (A) a Plan Secured Note; (B) the collateral that secures payment of such Secured Claim; (C) a single Cash payment in an amount equal to the amount of such Allowed Secured Claim; or (D) if applicable, the implementation of any applicable valid right of setoff permitted under section 553 of the Bankruptcy Code. If the holder of an Allowed Secured Claim receives treatment as provided in (A) above, such holder shall retain the liens securing the Allowed Secured Claim (or at the Debtors' election, receive alternative collateral having a value at least equivalent to the existing collateral) until paid in full. Any deficiency amount related to a Secured Claim against any of the Consolidated MAG Debtors shall be treated as a Class 6 -- General Unsecured Claim.

                  (ii) Notwithstanding any other provision in this Section 5.2(b) of the Plan, the Consolidated MAG Debtors and any holder of an Allowed Secured Claim may agree to any alternate treatment of such Secured Claim; provided, that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of the amount of such holder's Allowed Secured Claim.

         (c)      Consolidated MAG Debtor Class 3-- MIRMA Owner/Lessor Secured
                  Claims

                  In the event the Bankruptcy Court determines by Final Order that the MIRMA Leases should be recharacterized as financings pursuant to the MIRMA Lease Litigation, each holder of an Allowed MIRMA Owner/Lessor Secured Claim shall receive its Pro Rata Share of MIRMA Lease New Secured Notes. Any MIRMA Owner/Lessor Deficiency Claims shall be treated as Class 6 - MAG Debtor Unsecured Claims.

         (d) Consolidated MAG Debtor Class 4-- New York Taxing Authorities Secured Claims

                  On the Effective Date, each holder of New York Taxing Authorities Secured Claims shall receive the treatment specified in the Proposed New York Tax Settlement set forth in Section 15.2 of the Plan.

         (e)      Consolidated MAG Debtor Class 5 -- PG&E/RMR Claims

                  On the Effective Date, the holder of the PG&E/RMR Claims shall receive the treatment specified in the California Settlement as set forth in
Section 15.1 of the Plan.

         (f)      Consolidated MAG Debtor Class 6 -- Unsecured Claims

                  Each holder of an Allowed Unsecured Claim against the Consolidated MAG Debtors shall receive a Pro Rata Share of (i) at the option of the Debtors, Cash or New MAG Holdco Notes in a face amount equal to 90% of such holder's Full Recovery Amount; and (ii) shares of New Mirant Common Stock having a value, as determined by the Bankruptcy Court at or before the Confirmation Hearing, equal to 10% of such holder's Full Recovery Amount.

         (g)      Consolidated MAG Debtor Class 7-- MAG Long-term Note Claims

                  Each holder of an Allowed MAG Long-term Note Claim against MAG shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, (i) all of the legal, equitable and contractual rights to which such Claim entitles such holder against MAG in respect of such Claim shall be fully reinstated and retained; (ii) all defaults, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured; (iii) the maturity of such MAG Long-term Note Claim shall be reinstated; and (iv) all amounts owed in respect of such Allowed MAG Long-term Note Claim (including any amounts to which such holder is entitled pursuant to sections 1124(2)(C) and (D) of the Bankruptcy Code) shall be paid in full on the later of the Effective Date and the date such amount otherwise becomes due and payable under the MAG Indenture and the MAG Long-Term Notes, as reinstated.

         (h)      Consolidated MAG Debtor Class 8 -- Convenience Claims

                  Each holder of an Allowed Convenience Claim against any of the Consolidated MAG Debtors shall receive a single Cash payment in an amount equal to the amount of such holder's Allowed Convenience Claim.

         (i)      Consolidated MAG Debtor Class 9 -- Equity Interests

                  The holder of the Allowed Equity Interests in MAG shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Equity Interests entitle such holder in respect of such Equity Interests shall be fully reinstated and retained.

                                   ARTICLE VI.

                            PROVISIONS FOR TREATMENT
                     OF UNCLASSIFIED CLAIMS UNDER THE PLAN

6.1.     UNCLASSIFIED CLAIMS.

                  Administrative Claims and Tax Claims are treated in accordance with sections 1129(a)(9)(A) and 1129(a)(9)(C) of the Bankruptcy Code, respectively. Such Claims are unimpaired under the Plan and in accordance with section 1123(a)(1) of the Bankruptcy Code, are not designated as classes of Claims for the purposes of this Plan or for the purposes of sections 1123, 1124, 1125, 1126 or 1129 of the Bankruptcy Code.

6.2.     TREATMENT OF ADMINISTRATIVE CLAIMS.

                  All Administrative Claims shall be treated as follows:

         (a)      Time for Filing Administrative Claims.

                  The holder of an Administrative Claim, other than (i) the DIP Claims, (ii) a Fee Claim, (iii) a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), or (iv) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Bankruptcy Court and serve on the Debtors, any official committee appointed in the Chapter 11 Cases and the Office of the United States Trustee, notice of such Administrative Claim within forty (40) days after service of Notice of Confirmation. Such notice must include at a minimum (A) the name of the Debtor(s) which are purported to be liable for the Claim, (B) the name of the holder of the Claim, (C) the amount of the Claim, and (D) the basis of the Claim. FAILURE TO FILE AND SERVE SUCH NOTICE TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND DISCHARGED.

         (b)      Time for Filing Fee Claims.

                  Each Professional Person who holds or asserts a Fee Claim shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date. THE FAILURE TO FILE TIMELY AND SERVE SUCH FEE APPLICATION SHALL RESULT IN THE FEE CLAIM BEING FOREVER BARRED AND DISCHARGED.

         (c)      Allowance of Administrative Claims/Fee Claims.

                  An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 6.2(a) shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, or (ii) the date of service of the applicable notice of Administrative Claim or such later date as may be approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing. If an objection is filed within such 30-day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order. A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 6.2(b) shall become an Allowed Administrative Claim only to the extent allowed by Final Order.

         (d)      Payment of Allowed Administrative Claims.

                  On the Distribution Date, each holder of an Allowed Administrative Claim shall receive (i) the amount of such holder's Allowed Claim in one Cash payment, or (ii) such other treatment as may be agreed upon in writing by the Debtors and such holder; provided, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtors may be paid at the Debtors' election in the ordinary course of business.

         (e)      Allowance and Payment of DIP Claims.

                  The DIP Claims shall be Allowed Administrative Claims on the Effective Date and shall be paid in Cash in full on the Effective Date. On the Effective Date, in accordance with the terms of the DIP Credit Agreement any outstanding letters of credit issued under the DIP Credit Agreement shall be cash collateralized, replaced or secured with letters of credit issued under the Exit Facility.

         (f)      Allocation of Payments.

                  All payments made in respect of Allowed Administrative Claims shall be allocated among the Debtors so that, as determined by the Bankruptcy Court, each Debtor bears only its fair share of such payments and no Debtor receives a windfall.

6.3.     TREATMENT OF TAX CLAIMS.

                  At the election of the Debtors, each holder of an Allowed Tax Claim shall receive in full satisfaction of such holder's Allowed Tax Claim, (a) the amount of such holder's Allowed Tax Claim, with Post-Confirmation Interest thereon, in equal annual Cash payments on each anniversary of the Effective Date, until the sixth anniversary of the date of assessment of such Tax Claim (provided that the Disbursing Agent may prepay the balance of any such Allowed Tax Claim at any time without penalty);
(b) a lesser amount in one Cash payment as may be agreed upon in writing by such holder; or (c) such other treatment as may be agreed upon in writing by such holder; provided, that such agreed upon treatment may not provide such holder with a return having a present value as of the Effective Date that is greater than the amount of such holder's Allowed Tax Claim. The Confirmation Order shall enjoin any holder of a Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of the Debtors that otherwise would be liable to such holder for payment of a Tax Claim so long as no default has occurred with respect to such Tax Claim under this Section 6.3.

                                  ARTICLE VII.

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                      CLASSES OF CLAIMS OR EQUITY INTERESTS


7.1.     CLASSES ENTITLED TO VOTE.

                  Except for Consolidated Mirant Debtor Class 1 - Priority Claims, Consolidated MAG Debtor Class 1 - Priority Claims, Consolidated MAG Debtor Class 7 - MAG Long-term Note Claims and Consolidated MAG Debtor Class 9 - Equity Interests, all classes of Claims and Equity Interests are entitled to vote on the Plan.

7.2.     CLASS ACCEPTANCE REQUIREMENT.

                  A class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan. A class of Equity Interests shall have accepted the Plan if it is accepted by holders of at least two-thirds (2/3) of the Equity Interests in such class that actually vote on the Plan.

7.3.     TABULATION OF VOTES ON A NON-CONSOLIDATED BASIS.

                  Notwithstanding Section 2.1 of the Plan, the Debtors will tabulate all votes on the Plan on a non-consolidated basis for the purpose of determining whether the Plan satisfies sections 1129(a)(8) and/or (10) of the Bankruptcy Code with respect to each Debtor. For each Debtor that satisfies 1129(a)(8) and/or (10) of the Bankruptcy Code, and provided that all other requirements to confirmation of the Plan are met, the substantive consolidation of such Debtor into the applicable Debtor group as set forth in Section 2.1 of the Plan shall be deemed to occur by operation of the Plan. For each Debtor that fails to satisfy either sections 1129(a)(8) or (10) of the Bankruptcy Code, the substantive consolidation of such Debtor into the applicable Debtor group as set forth in Section 2.1 of the Plan shall be subject to a determination of the Bankruptcy Court that substantive consolidation is appropriate pursuant to section 105(a) of the Bankruptcy Code, which determination may be made at the Confirmation Hearing.

7.4.     CRAMDOWN.

                  If all applicable requirements for confirmation of the Plan are met as set forth in section 1129(a)(1) through (13) of the Bankruptcy Code except subsection (8) thereof, the Plan shall be treated as a request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the failure to satisfy the requirements of section 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each class of Claims that is impaired under, and has not accepted, the Plan.

7.5.     CONFIRMATION OF ALL CASES.

                  Except as provided in Sections 15.2(c) and 17.15, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors.

                                  ARTICLE VIII.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

8.1.     OPERATIONS BETWEEN THE CONFIRMATION DATE AND THE EFFECTIVE DATE.

                  During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their businesses as Debtors in Possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all Orders of the Bankruptcy Court that are then in full force and effect.

8.2.     TRANSFERS TO NEW MIRANT AND MET.

                  On or prior to the Effective Date, pursuant to section 1123(a)(5)(B) of the Bankruptcy Code, (a) Mirant shall transfer to New Mirant all of its Assets, other than (i) its interests in the BEWAG Contract, which shall remain in all respects an obligation of Mirant; and (ii) its interests in Avoidance Actions and the Southern Company Causes of Action, which shall be transferred to the Plan Trust; (b) the Trading Debtors shall transfer all of their Assets (excluding Equity Interests and Avoidance Actions that are transferred to the Plan Trust pursuant to Section 9.2 of the Plan and any right to recover postpetition transfers made to Pepco under the Back-to-Back Agreement (or the APSA, as applicable), which right shall vest in New Mirant) to MET; and
(c) MAEM shall transfer its interests in MET to MAI. In consideration of such transfers, New Mirant shall make Plan Distributions to the holders of Allowed Claims and Equity Interests as specified in the Plan; provided that in no event shall the obligations, if any, of Mirant under the BEWAG Contract be considered obligations of, or give rise to any Claim or Cause of Action against, New Mirant, any of its Affiliates or any of their Assets.

8.3.     TRANSFER OF MIRANT AND THE TRADING DEBTORS TO THE PLAN TRUST.

                  Mirant and the Trading Debtors shall continue to exist as separate legal entities on and after the Effective Date, having all rights and powers under applicable law. On or prior to the Effective Date after, (a) Mirant transfers all of its Assets other than its interests in the BEWAG Contract to New Mirant and the Equity Interests in Mirant are cancelled, Mirant shall issue shares of common stock evidencing 100% of the equity interests in Mirant to the Plan Trust, and (b) after the Trading Debtors transfer their Assets (excluding Equity Interests) to MET, the equity interests in MET are transferred to MAI and the Equity Interests in MADI and MAEMI are cancelled, MADI and MAEMI shall each issue shares of common stock evidencing 100% of the equity interests therein to the Plan Trust.

8.4.     FORMATION OF NEW MAG HOLDCO.

                  On or prior to the Effective Date, (a) the intermediate holding company subsidiaries of MAG (excluding MIRMA and, in the event the Plan is deemed amended pursuant to Section 15.2(c), Mirant New York, Mirant Bowline and Mirant Lovett) shall be merged and consolidated to form New MAG Holdco, a single intermediate holding company under MAG, (b) MIRMA shall be merged into a subsidiary of New MAG Holdco, which shall directly or indirectly own 100% of the equity interests in the operating subsidiaries of MAG, including MIRMA and (c) in the event it is excluded from the Plan, the capital stock of Mirant New York shall be contributed to New MAG Holdco.

8.5.     CERTAIN INTERCOMPANY RESTRUCTURING TRANSACTIONS.

                  Intercompany Claims between and among the Consolidated Mirant Debtors and the Consolidated MAG Debtors shall be resolved as part of a global settlement whereby Intercompany Claims will not receive distributions under the Plan. On or prior to the Effective Date (other than (h)), and after resolution of Intercompany Claims, the following intercompany transactions shall occur and be implemented:

                  (a) Mirant shall cause its 100% ownership interests in Mirant Peaker and Mirant Potomac to be contributed to MIRMA, including the Peaker/Potomac Obligations;

                  (b) MAI shall transfer its 100% ownership interest in MET to New MAG Holdco;

                  (c) MAI shall transfer its 100% ownership interest in Mirant Zeeland to New MAG Holdco;

                  (d) MAI shall issue (i) the MAI Series A Preferred Shares to New MAG Holdco; and (ii) the MAI Series B Preferred Shares to MAG;

                  (e) MET shall issue the MET Preferred Shares to New Mirant; provided that if the Exit Financing obtained by New MAG Holdco is in an amount not less than $1 billion, the Debtors may elect to transfer $250 million in cash from New MAG Holdco in lieu of MET issuing the MET Preferred Shares;

                  (f) New Mirant shall enter into (i) the Series A Put Agreement with New MAG Holdco; and (ii) the Series B Put Agreement with MAG;

                  (g) MAEMI shall transfer its 99% limited partnership interest in MAEM to MAPCO; and

                  (h) On or before the Effective Date, Mirant will be converted into a Delaware limited liability company.

8.6.     CORPORATE ACTION.

                  The entry of the Confirmation Order shall constitute authorization for New Mirant, the Debtors and their Affiliates to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including without limitation, any action required by the stockholders or directors of New Mirant, the Debtors and their Affiliates, and including, among other things, (a) the adoption of the New Mirant Constituent Documents, (b) the termination and cancellation of any outstanding instrument, document or agreement evidencing Mirant Debt Claims, MAG Short-term Debt Claims or Equity Interests in Mirant, MADI and MAEMI, (c) the formation of New MAG Holdco, (d) the issuance of the New MAG Holdco Notes, the New Mirant Common Stock, the New Mirant Warrants, the MAI Series A Preferred, the MAI Series B Preferred, the MET Preferred Shares and any other securities to be issued under the Plan, (e) the execution and delivery of the Exit Facility and the New MAG Holdco Indenture, (f) all transfers of Assets that are to occur pursuant to the Plan, including without limitation, the intercompany restructuring transactions set forth in Section 8.5 hereof, (g) the incurrence of all obligations contemplated by the Plan and the making of all Plan Distributions, (h) the formation of the Plan Trust, the qualification of the Plan Trustees and the transfers to the Plan Trust as contemplated by the Plan, (i) the implementation of all settlements and compromises as set forth in or contemplated by the Plan, including, without limitation, the California Settlement and the Proposed New York Tax Settlement (if the Plan is accepted by the New York Taxing Authorities), and (j) the adoption of the New Mirant Employee Stock Programs. On the Effective Date, the officers of the Debtors are authorized and directed to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and to take all necessary action required in connection therewith, in the name of and on behalf of the Debtors. All obligations of the Debtors to indemnify and hold harmless their current and former directors, officers and employees, whether arising under the Debtors' constituent documents, contract, law or equity, shall be assumed by the Debtors (and in the cases of Mirant and the Trading Debtors, assumed and assigned to New Mirant and MET, respectively) upon the occurrence of the Effective Date with the same effect as though such obligations constituted executory contracts that are assumed (or assumed and assigned, as applicable) under section 365 of the Bankruptcy Code, and all such obligations shall be fully enforceable on their terms from and after the Effective Date. The prosecution of any so-indemnified Cause of Action shall upon the occurrence of the Effective Date be enjoined and prohibited, except solely for the purpose of obtaining a recovery from the issuer of any available insurance policy proceeds.

8.7.     TERMINATION OF CERTAIN DEBT OBLIGATIONS.

                  Upon the occurrence of the Effective Date, the Mirant Notes, the Mirant "C" Facility, the Mirant 364-Day Revolver, the Mirant 4-Year Revolver, the MAG Revolvers and the MAG Short-term Notes shall be cancelled and annulled. Immediately upon the completion of all Plan Distributions to the holders of Mirant Notes and the MAG Short-term Notes, the Old Indenture Trustees shall be authorized and directed (without further approval, act or other determination under applicable law, regulation, order or rule) to take such action as shall be necessary or appropriate to terminate and extinguish (a) all of the Debtors' obligations under the Mirant Indenture and the Mirant Fiscal Agency Agreement and (b) all of the Debtors' obligations with respect to the MAG Short-term Notes under the MAG Indenture.

8.8.     CONTINUED CORPORATE EXISTENCE OF THE DEBTORS.

                  Except as otherwise provided in this Section 8.8, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers available to such legal entity, in accordance with applicable law and pursuant to the New Mirant Constituent Documents, which shall become effective upon the occurrence of the Effective Date. On or after the Effective Date, except as specifically provided in Sections 8.2, 8.3, 8.4 and
8.5 hereof, the Debtors may, within their sole and exclusive discretion (a) cause any or all of the Debtors to be merged into one or more of the other Debtors or other legal entities, (b) cause the transfer of Assets between or among the Debtors, (c) cause any of the Debtors to dissolve and wind-up their affairs, or (d) engage in any other transactions in furtherance of, and not inconsistent with, the Plan. On the Effective Date or as soon as practicable thereafter, each Debtor shall file with the Secretary of State in the State of its incorporation or with such other relevant governmental or other body as may be required by applicable law, the relevant New Mirant Constituent Documents for such Debtor. The New Mirant Constituent Documents shall, among other things, prohibit the issuance of nonvoting stock to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date, New Mirant and its subsidiaries may amend or modify their New Mirant Constituent Documents in any manner not inconsistent with this Plan or as permitted under applicable law and/or such constituent documents.

8.9.     RE-VESTING OF ASSETS.

                  Upon the occurrence of the Effective Date, except as otherwise provided in the Plan, title to all of the Assets of the Debtors shall vest in the Debtors free and clear of all liens, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Bankruptcy Court. On and after the occurrence of the Effective Date, except as otherwise provided in the Plan, the Debtors may operate their business and may use, acquire and dispose of their Assets free of any restrictions of the Bankruptcy Code.

8.10.    MANAGEMENT.

                  Upon the occurrence of the Effective Date, the management, control, and operation of each of New Mirant and its Affiliates, including the Debtors (except for Mirant and the Trading Debtors), shall be the general responsibility of each such entity's current board and management. Entry of the Confirmation Order shall ratify and approve all actions taken by each of the Debtors from the Petition Date through and until the Effective Date.

8.11.             INITIAL BOARDS OF DIRECTORS.

                  (a) On the Effective Date, the initial board of directors (or managers, as applicable) of each Debtor other than New Mirant shall be comprised of the individuals who currently hold such positions.

                  (b) On the Effective Date, the board of directors of New Mirant shall consist of nine members comprised of the following individuals:

                           (i) one member of New Mirant's senior management (comprised initially of the New Mirant chief executive officer);

                           (ii) at least one member selected by a six person committee comprised of (A) Stuart E. Eizenstat ("Mr. Eizenstat"), (B) Robert F. McCullough ("Mr. McCullough"), (C) four individuals who are representatives of members of the Corp Committee (the "Joint Selection Committee"), which board member[s] shall be selected from the following present members of the board of directors of Mirant: (I) Mr. Eizenstat,
         (II) Mr. McCullough, (III) James F. McDonald, (IV) Ray M. Robinson, and
         (V) any other current member of the board of directors of Mirant who is willing to serve on the board of directors of New Mirant and who has no prior employment relationship with The Southern Company; and

                           (iii) up to seven individuals (the "Independent Directors") selected by the Joint Selection Committee who (A) satisfy the New York Stock Exchange definition of "Independent Director" and
         (B) have no direct affiliation with any member of the Corp Committee.

                  (c) From and after the Effective Date, the members of the board of directors (or managers, as applicable) of New Mirant and its Affiliates shall be selected and determined in accordance with the provisions of the respective New Mirant Constituent Documents and applicable law.

8.12.    OFFICERS.

                  The current officers of each of the Debtors shall continue in such positions after the Effective Date in accordance with their respective employment agreements, if any, and applicable law. Except as otherwise determined by the board of directors of New Mirant, the current officers of Mirant shall serve in such positions after the Effective Date at New Mirant in accordance with their respective employment agreements, if any, and applicable law. Subject to any applicable employment agreements and applicable law, from and after the Effective Date, the officers of New Mirant and its Affiliates shall be selected and appointed by the respective boards of directors of such entities, in accordance with, and pursuant to, the provisions of applicable law and the respective New Mirant Constituent Documents.

8.13.    CAUSES OF ACTION.

                  Except as otherwise provided in the Plan, all Causes of Action assertable by any of the Debtors, other than the Southern Company Causes of Action and Avoidance Actions of the Consolidated Mirant Debtors (which shall be transferred to and vest in the Plan Trust) shall, upon the occurrence of the Effective Date, be retained by, and be vested in, the Debtors, in accordance with the Plan. Except as otherwise provided in the Plan, the Debtors' rights to commence such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

                  NO PERSON OR ENTITY MAY RELY ON THE ABSENCE OF A SPECIFIC REFERENCE IN THE PLAN OR THE DISCLOSURE STATEMENT TO ANY CAUSE OF ACTION AGAINST THEM AS ANY INDICATION THAT THE DEBTORS OR THE PLAN TRUSTEES, AS APPLICABLE, WILL NOT PURSUE ANY AND ALL AVAILABLE CAUSES OF ACTION AGAINST THEM. THE DEBTORS, THE ESTATES, THE PLAN TRUSTEES AND THE PLAN TRUST, AS APPLICABLE, EXPRESSLY RESERVE ALL RIGHTS TO PROSECUTE ANY AND ALL CAUSES OF ACTION AGAINST ANY PERSON OR ENTITY, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN.

8.14.    APPOINTMENT OF THE DISBURSING AGENT.

                  Upon the occurrence of the Effective Date, New Mirant shall be appointed to serve as the Disbursing Agent, and shall have all powers, rights, duties and protections afforded the Disbursing Agent under the Plan.

8.15.    SOURCES OF CASH FOR PLAN DISTRIBUTIONS.

                  All Cash necessary for the Disbursing Agent to make payments and Plan Distributions shall be obtained from proceeds of the Exit Facility and the Debtors' existing Cash balances.

8.16. INVESTMENT OF FUNDS HELD BY THE DISBURSING AGENT; TAX REPORTING BY THE DISBURSING AGENT.

                  The Disbursing Agent may, but shall not be required to, invest any funds held by the Disbursing Agent pending the distribution of such funds pursuant to the Plan in investments that are exempt from federal, state, and local taxes. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent may (a) treat the funds and other property held by it as held in a single trust for federal income tax purposes in accordance with the trust provisions of the Internal Revenue Code (sections 641 et seq.), and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

8.17.    RELEASES BY THE DEBTORS.

                  EXCEPT FOR THE SOUTHERN COMPANY CAUSES OF ACTION, AS OF THE EFFECTIVE DATE, EACH OF THE DEBTORS SHALL FOREVER RELEASE, WAIVE AND DISCHARGE ALL CAUSES OF ACTION (OTHER THAN CAUSES OF ACTION TO ENFORCE THE TERMS OF THE PLAN AND THE PLAN DOCUMENTS), THEN EXISTING OR THEREAFTER ARISING, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT AND THAT COULD HAVE BEEN ASSERTED BY THE DEBTORS AGAINST ANY PROTECTED PERSONS, INCLUDING, WITHOUT LIMITATION, SUCH CAUSES OF ACTION THAT HAVE BEEN OR COULD BE ASSERTED DERIVATIVELY ON BEHALF OF SUCH DEBTOR BY ANOTHER PERSON.

8.18.    NEW MIRANT EMPLOYEE STOCK PROGRAMS

                  New Mirant shall reserve sufficient shares of New Mirant Common Stock for issuance under the New Mirant Employee Stock Programs in order that such shares shall represent 5% of the New Mirant Common Stock. The Plan shall be deemed a solicitation to holders of Equity Interests in Mirant and/or holders of New Mirant Common Stock for approval of the New Mirant Employee Stock Programs, and the Confirmation Order shall constitute approval of the New Mirant Employee Stock Programs for purposes of the shareholder approval requirements under the Tax Code, and, to the fullest extent permissible by law, such other requirements for shareholder approval under the laws of the jurisdiction of formation of New Mirant.

                                   ARTICLE IX.

                     TRANSFERS OF PROPERTY TO AND ASSUMPTION
                    OF CERTAIN LIABILITIES BY THE PLAN TRUST

9.1.     CREATION OF PLAN TRUST AND APPOINTMENT OF PLAN TRUSTEES.

                  (a) On the Effective Date, the Plan Trust will be created pursuant to the Plan Trust Declaration.

                  (b) The Plan Trust shall be administered by the Plan Trustees who shall be identified prior to the conclusion of the Confirmation Hearing. The appointment of the initial Plan Trustees and the terms of their compensation shall be subject to the approval of the Bankruptcy Court.

                  (c) During the period from the Confirmation Date to the Effective Date, the Debtors shall reimburse the Plan Trustees for actual and necessary out-of-pocket expenses incurred by them in preparing to assume their responsibilities under the Plan Trust Declaration in an aggregate amount not to exceed $50,000. On the Effective Date, New Mirant shall advance $2,500,000 to the Plan Trust to pay the reasonable costs and expenses associated with the administration of the Plan Trust. After the Effective Date, New Mirant shall have the obligation to advance funds to pay the reasonable costs and expenses associated with the administration of the Plan Trust up to an aggregate unreimbursed amount of $5,000,000 inclusive of New Mirant's initial advancement on the Effective Date.

9.2.     TRANSFERS OF CERTAIN PROPERTY OF THE DEBTORS TO THE PLAN TRUST.

                  (a) The Debtors shall transfer and assign (or deliver, as applicable) or cause to be transferred and assigned (or delivered, as applicable) to the Plan Trust in accordance with the Plan Trust Agreement, as of the Effective Date, the following:

                           (i) all of the Debtors' interests in the Southern
                  Company Causes of Action;

                           (ii) all Avoidance Actions of the Consolidated Mirant
                  Debtors, other than those that are released pursuant to
                  Section 8.17; and

                           (iii) common stock evidencing 100% ownership
                  interests in Mirant and the Trading Debtors.

9.3.     DISTRIBUTION OF TRUST PROCEEDS.

                  (a) All proceeds derived from the liquidation of the Southern Company Causes of Action and the Avoidance Actions of the Consolidated Mirant Debtors shall be utilized or distributed in the following manner with the following priority:

                  First Priority: Payment of all costs and expenses associated with the administration of the Plan Trust, including, without limitation, reimbursement of any outstanding advances made by New Mirant to the Plan Trust;

                  Second Priority: Pro Rata to the holders of Senior Trust Interests until they have been satisfied in full; and

                  Third Priority: Pro Rata to the holders of Junior Trust Interests.


                  (b) Mirant and the Trading Debtors shall be dissolved and their affairs wound up pursuant to applicable law. Any proceeds derived from the dissolution of Mirant and the Trading Debtors shall be distributed in the following manner and priority:

                  First Priority: Payment of all costs and expenses associated with such dissolution and wind up, including without limitation, the reimbursement of any outstanding advances from New Mirant to cover such costs and expenses; and

                  Second Priority: Pro Rata in respect of any unperformed obligations of Mirant or the Trading Debtors.


9.4.     POWERS AND DUTIES OF THE PLAN TRUSTEES.

                  (a) Subject to the terms and provisions of the Plan Trust Declaration, the Plan Trustees shall have the duty and authority to take all actions, including, but not limited to, the retention of professionals, deemed by the Plan Trustees to be necessary or appropriate (i) to protect, maintain, liquidate to Cash, and maximize the value of the Assets transferred to the Plan Trust, whether by litigation, settlement or otherwise, (ii) to make distributions to the holders of Senior Trust Interests, Junior Trust Interests and other Persons as specified in the Plan Trust Declaration, and (iii) to prepare and make available to the holders of beneficial interests in the Plan Trust periodic reports regarding the results of the Plan Trust's operations.

                  (b) Except as otherwise provided in this Section 9.4, the Plan Trustees, together with their officers, directors, employees, agents, and representatives, are hereby exculpated by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all Causes of Action, arising out of the discharge of the powers and duties conferred upon the Plan Trustees by the Plan Trust Declaration, the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Plan Trustees' gross negligence or willful misconduct. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action against the Plan Trustees or their officers, directors, employees, agents, and representatives for making payments in accordance with the Plan Trust Declaration, or for liquidating assets to make payments under the Plan Trust Declaration.

                                   ARTICLE X.

                            DISTRIBUTION PROVISIONS

10.1.    PLAN DISTRIBUTIONS.

                  Except for distributions made by the Plan Trustees pursuant to
Article IX, the Disbursing Agent shall make all Plan Distributions. Whenever any Plan Distribution shall be due on a day other than a Business Day, such Plan Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due. For federal income tax purposes, a Plan

Distribution will be allocated to the principal amount of a Claim first and then, to the extent the Plan Distribution exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

10.2.    TIMING OF PLAN DISTRIBUTIONS.

                  Except for Plan Distributions to holders of Allowed DIP Claims which pursuant to Section 6.2(e) shall be made on the Effective Date, each Plan Distribution shall be made on the relevant Distribution Date therefor and shall be deemed to have been timely made if made on such date or within ten (10) days thereafter; provided that Plan Distributions to holders of Letter of Credit Claims shall not be made unless and until such Claims become fixed and, as a result, become Allowed Claims against the Consolidated Mirant Debtors.

10.3.    ADDRESS FOR DELIVERY OF PLAN DISTRIBUTIONS.

                  Subject to Bankruptcy Rule 9010, any Plan Distribution or delivery to a holder of an Allowed Claim shall be made at the address of such holder as set forth (a) in the Schedules, (b) on the proof of Claim filed by such holder, (c) in any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e), (d) in any notice served by such holder giving details of a change of address, or (e) in the case of the holders of Mirant Notes, MAG Short-term Notes and MAG Long-term Notes, to the applicable Old Indenture Trustees for distribution to the holders of such notes subject to the provisions of Section 10.9. If any Plan Distribution is returned to the Disbursing Agent as undeliverable, no Plan Distributions shall be made to such holder unless the Disbursing Agent is notified of such holder's then current address within ninety (90) days after such Plan Distribution was returned. After such date, if such notice was not provided, a holder shall have forfeited its right to such Plan Distribution, and the undeliverable Plan Distributions shall revert to New Mirant.

10.4.    PLAN DISTRIBUTIONS UNDER TWENTY-FIVE DOLLARS.

                  No Plan Distribution of less than twenty-five dollars ($25.00) shall be made by the Disbursing Agent to the holder of any Claim unless a request therefor is made in writing to the Disbursing Agent. If no request is made as provided in the preceding sentence within ninety (90) days of the Effective Date, all such Plan Distributions shall revert to New Mirant.

10.5.    TIME BAR TO CASH PAYMENTS.

                  Checks issued in respect of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof. Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued. Any claim in respect of such a voided check shall be made on or before the later of: (a) the first anniversary of the date on which such Plan Distribution was made and (b) 180 days after the date of issuance of such check. If no claim is made as provided in the preceding sentence, any claims in respect of such void check shall be discharged and forever barred and such unclaimed Plan Distribution shall revert to New Mirant.

10.6.    MANNER OF PAYMENT UNDER THE PLAN.

                  Unless the Person or Entity receiving a Plan Distribution agrees otherwise, any Plan Distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

10.7. EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE AND CLAIMS OF THE DISBURSING AGENT.

                  Except as otherwise ordered by the Bankruptcy Court or as provided herein, the amount of any reasonable fees and expenses incurred (or to be incurred) by the Disbursing Agent on or after the Effective Date (including, but not limited to, taxes) shall be paid when due. Professional fees and expenses incurred by the Disbursing Agent from and after the Effective Date in connection with the effectuation of the Plan shall be paid in the ordinary course of business. Any dispute regarding compensation shall be resolved by agreement of the parties or if the parties are unable to agree, as determined by the Bankruptcy Court.

10.8.    FRACTIONAL PLAN DISTRIBUTIONS.

                  Notwithstanding anything to the contrary contained herein, no Plan Distributions of fractional shares or fractions of dollars (whether in Cash or notes) will be made. Fractional shares and fractions of dollars (whether in Cash or notes) shall be rounded to the nearest whole unit (with any amount equal to or less than one-half share or one-half dollar, as applicable, to be rounded down).

10.9. SPECIAL DISTRIBUTION PROVISIONS FOR MAG SHORT-TERM DEBT CLAIMS, MAG LONG-TERM NOTE CLAIMS AND MIRANT DEBT CLAIMS.


                  The following additional provisions shall apply specifically to Plan Distributions to be made to the holders of Allowed MAG Short-term Debt Claims, MAG Long-term Note Claims and Mirant Debt Claims under the Plan:

                  (a) Record Date for Holders of MAG Short-term Debt Claims, MAG Long-term Note Claims and Mirant Debt Claims. The Record Date shall be the date for determining the holders of MAG Short-term Debt Claims, MAG Long-term Note Claims, and Mirant Debt Claims for all purposes under the Plan. For purposes of making Plan Distributions, the transfer ledger in respect of the MAG Short-term Debt Claims, MAG Long-term Note Claims and Mirant Debt Claims shall be closed as of the close of business on the Record Date. The Disbursing Agent, the Plan Trustees, the Old Indenture Trustees, and their respective agents, as applicable, shall have no obligation to recognize any transfer after the Record

         Date of a MAG Short-term Debt Claim, a MAG Long-term Note Claim, or a Mirant Debt Claim.

                  (b) Service by the Old Indenture Trustees. The Old Indenture Trustees and their agents, successors and assigns shall facilitate the making of Plan Distributions to the holders of the Mirant Notes, the MAG Short-term Notes and the MAG Long-term Notes, as applicable, and upon the completion thereof, shall be discharged of all their respective obligations associated with the Mirant Notes and the MAG Short-term Notes. The rights of holders of Allowed MAG Short-term Debt Claims and Mirant Debt Claims, as established under the Old Indentures, shall continue in effect, for the sole purpose of allowing and requiring the Old Indenture Trustees to make Plan Distributions to be made on account of such Allowed MAG Short-term Debt Claims and Mirant Debt Claims under the Plan. Any actions taken by the Old Indenture Trustees with respect to the MAG Short-term Notes and the Mirant Notes that are not for the purposes authorized herein shall be null and void.

                  (c) Service by Facility Agents. The Facility Agents and their agents, successors and assigns shall facilitate the making of Plan Distributions to the holders of the MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims, as applicable, and upon the completion thereof, shall be discharged of all their respective obligations associated with the MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims. The rights of holders of MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims shall continue in effect, for the sole purpose of allowing and requiring the Facility Agents to make Plan Distributions to be made on account of such Claims. Any actions taken by the Facility Agents with respect to the MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims that are not for the purposes authorized herein shall be null and void.

                  (d) Substitution of the Old Indenture Trustees; Distributions. Upon the occurrence of the Effective Date, the Claims of the Old Indenture Trustees shall, for all purposes under the Plan, including, without limitation, the right to receive distributions hereunder, be substituted for all Claims of individual holders of MAG Short-term Debt Claims and Mirant Debt Claims arising under, based upon, or evidenced by the notes or debentures issued under the Old Indentures. On the Distribution Date, all MAG Short-term Debt Claims and Mirant Debt Claims shall be settled and compromised in exchange for the distribution to the Old Indenture Trustees of the applicable Plan Distributions to the holders of Allowed MAG Short-term Debt Claims and Mirant Debt Claims as specified in Sections 5.2(f) and 5.1(d), respectively, of the Plan; provided, that the Old Indenture Trustees shall return to the Disbursing Agent any Plan Distributions held on account of any MAG Short-term Debt Claims and Mirant Debt Claims as to which the requirements of Section 10.11 hereof are not satisfied by the first anniversary of the Effective Date.

                  (e) Substitution of the Facility Agents; Distributions. Upon the occurrence of the Effective Date, the Claims of the applicable Facility Agents shall, for all purposes under the Plan, including, without limitation, the right to receive distributions hereunder, be substituted for all Claims of individual holders of MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claim. On the Distribution Date, all MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims shall be settled and compromised in exchange for the distribution to the Facility Agents of the applicable Plan Distributions to the holders of MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims as specified in Sections 5.2(f) and 5.1(d), respectively, of the Plan; provided, that the Facility Agents shall return to the Disbursing Agent any Plan Distributions held on account of any MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims as to which the requirements of Section 10.11 hereof are not satisfied by the first anniversary of the Effective Date.

                  (f) Cure Payments in Respect of MAG Long-term Notes. All payments required to be made pursuant to Section 5.2(g) by the Distribution Date to holders of Allowed MAG Long-term Note Claims in order to satisfy the requirements of section 1124(2)(A)-(C) of the Bankruptcy Code to reinstate the maturities of the MAG Long-term Notes shall be made to the indenture trustee under the MAG Indenture in complete satisfaction of all such obligations. All rights and obligations under the MAG Indenture with respect to the MAG Long-term Notes shall remain in full force and effect from and after the Effective Date.

                  (g) Enforcement of Rights of Old Indenture Trustees. The rights, liens, and claims of the Old Indenture Trustees under the Old Indentures with respect to the collection of their fees and expenses from the holders of MAG Short-term Debt Claims, MAG Long-term Note Claims and Mirant Debt Claims or from Plan Distributions made on account of such Claims shall survive confirmation of the Plan and may be fully enforced by the Old Indenture Trustees; provided, however, that such fees and expenses shall be subject to Bankruptcy Court approval under section 1129(a)(4) of the Bankruptcy Code, to the extent that section applies. All distributions to the Old Indenture Trustees on behalf of the holders of Allowed MAG Short-term Debt Claims, MAG Long-term Note Claims and Mirant Debt Claims shall be applied by the Old Indenture Trustees as provided by the Old Indentures.

                  (h) Enforcement of Rights of Facility Agents. The rights, liens, and claims of the Facility Agents with respect to the collection of their fees and expenses from the holders of MAG Revolver Claims, Mirant "C" Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims or from Plan Distributions made on account of such Claims shall survive confirmation of the Plan and may be fully enforced by the Facility Agents. All distributions to the Facility Agents on behalf of the holders of MAG Revolver Claims, Mirant "C"

         Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims shall be applied by the Facility Agents as provided by the applicable agreement.

10.10.   SPECIAL DISTRIBUTION PROVISIONS FOR EQUITY SECURITIES.

                  The Record Date shall be the date for determining the holders of Allowed Equity Interests in Mirant entitled to receive Plan Distributions. For the purpose of making Plan Distributions, the transfer ledger in respect of the Equity Interests in Mirant shall be closed as of the close of business on the Record Date, and the Disbursing Agent, the Plan Trustees and their respective agents shall be entitled to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledger maintained by the stock transfer agent for the Equity Interests in Mirant as of the close of business on the Record Date. On the Effective Date, all Equity Interests in Mirant shall be cancelled and annulled, and all rights thereunder shall be settled and compromised in full in exchange for the Plan Distributions to be made to the holders on the Record Date of all such Allowed Equity Interests.

10.11.   SURRENDER AND CANCELLATION OF INSTRUMENTS.

                  As a condition to receiving any Plan Distribution, on or before the Distribution Date, the holder of an Allowed Claim (except for MAG Long-term Note Claims) shall surrender all certificates or instruments representing such Claim and to execute and deliver such other documents as may be necessary to effectuate the Plan. Such certificates or instruments shall thereafter be cancelled and extinguished. The Disbursing Agent shall have the right to withhold any Plan Distribution to be made to or on behalf of any holder of such Claims unless and until such certificate or instruments are surrendered, or unless any relevant holder provides to the Disbursing Agent an affidavit of loss or such other documents as may be required by the Disbursing Agent together with an appropriate indemnity in the customary form. Any such holder who fails to surrender such certificate or interest or otherwise fails to deliver an affidavit of loss and indemnity prior to the second anniversary of the Effective Date, shall be deemed to have forfeited its Claims and shall not participate in any Plan Distribution. All property in respect of such forfeited Claims shall revert to New Mirant.

                                   ARTICLE XI.

                            PROCEDURES FOR RESOLVING
                         AND TREATING CONTESTED CLAIMS

11.1.    OBJECTION DEADLINE.

                  As soon as practicable, but in no event later than one hundred and eighty (180) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion of the Disbursing Agent without notice or a hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made. The Disbursing Agent shall not object to any

Letter of Credit Claim on the basis that such Claim is contingent at any time prior to the expiration date of such letter of credit.

11.2.    PROSECUTION OF CONTESTED CLAIMS.

                  The Disbursing Agent may object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability is disputed in whole or in part. All objections that are filed and prosecuted as provided herein shall be litigated to Final Order or compromised and settled in accordance with Section 11.3.

11.3.    CLAIMS SETTLEMENT.

                  Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Disbursing Agent shall have authority to settle or compromise all Claims and Causes of Action without further review or approval of the Bankruptcy Court, other than: (a) the settlement or compromise of a Claim where the difference between the amount of the Claim listed on the Debtors' Schedules and the amount of the Claim proposed to be Allowed under the settlement is in excess of $1,000,000; or (b) any settlement or compromise of a Claim or Cause of Action that involves an Insider.

11.4.    NO PLAN DISTRIBUTIONS PENDING ALLOWANCE.

                  Notwithstanding any other provision of the Plan, no Plan Distribution shall be made with respect to any Claim to the extent it is a Contested Claim, unless and until such Contested Claim becomes an Allowed Claim, subject to the setoff rights as provided in Section 17.16.

11.5.    ESTIMATION OF CLAIMS.

                  The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute the Allowed amount of such Claim for all purposes under the Plan. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding anything to the contrary in the Plan or the Bankruptcy Code, neither the Disbursing Agent nor any holder of a Letter of Credit Claim may seek to estimate a Letter of Credit Claim.

                                  ARTICLE XII.

                             CONDITIONS PRECEDENT TO
                          CONFIRMATION OF THE PLAN AND
                      THE OCCURRENCE OF THE EFFECTIVE DATE

12.1.    CONDITIONS PRECEDENT TO CONFIRMATION.

                  The following are conditions precedent to confirmation of the
Plan:

                  (a) The Clerk of the Bankruptcy Court shall have entered an order or orders (i) approving the Disclosure Statement as containing "adequate information" pursuant to section 1125 of the Bankruptcy Code,
         (ii) determining that the substantive consolidation of various debtors as contemplated by the Plan is appropriate; (iii) authorizing the solicitation of votes with respect to the Plan, (iv) determining that all votes are binding and have been properly tabulated with acceptances or rejection of the Plan, (v) confirming and giving effect to the terms and provisions of the Plan, (vi) determining that all applicable tests, standards and burdens in connection therewith have been duly satisfied and met by the Debtors and the Plan, (vii) approving the Plan Documents, and (viii) authorizing the Debtors to execute, enter into, and deliver the Plan Documents and to execute, implement, and to take all actions otherwise necessary or appropriate to give effect to, the transactions and transfer of Assets contemplated by the Plan and the Plan Documents;

                  (b) The Confirmation Order, the Plan Documents and the Plan shall be, in form and substance, acceptable to the Debtors;

                  (c) The MIRMA Lease Litigation shall have been resolved on terms satisfactory to the Debtors;

                  (d) The Confirmation Order shall include a determination that the BEWAG Contract is not an obligation of New Mirant or its Affiliates and that BEWAG Counterparties shall have no rights or Claims against New Mirant or its Affiliates or their assets under the BEWAG Contract;

                  (e) The Confirmation Order shall include a determination that confirmation of the Plan does not terminate the Debtors' right to continue to pursue rejection, pursuant to section 365 of the Bankruptcy Code, of the Back-to-Back Agreement (or the APSA, as applicable) in the event that the Debtors' right to reject or otherwise recharacterize the Debtors' obligations under the Back-to-Back Agreement (or the APSA as applicable) has not been determined by Final Order prior to confirmation; and

                  (f) The Confirmation Order shall include findings that if the reasonable consent of any counterparty to an executory contract of the Trading Debtors is required in connection with the transfer of such contract to MET under the Plan (i) the refusal to grant such consent is per se unreasonable, and (ii) such consent shall be deemed to have been given. In addition, the Bankruptcy Court shall have entered the Implementation Order ordering that (A) no later than five Business Days after written notification by MET that the Effective Date has occurred, each applicant with respect to each letter of credit issued to a Trading Debtor as beneficiary securing a Transferred Trading Obligation shall cause each such letter of credit to be amended, modified or reissued by the applicable issuer to name MET instead of such Trading Debtor as a beneficiary thereof or provide such other replacement collateral as is acceptable to MET in its sole discretion, (B) no later than five Business Days after written notification by MET that the Effective Date has occurred, each guarantor that has issued a guarantee in favor of a Trading Debtor with respect to a Transferred Trading Obligation shall amend or modify such guarantee to name MET as the beneficiary of such guarantee in place of such Trading Debtor, (C) on the Effective Date, all other collateral held by a Trading Debtor securing a Transferred Trading Obligation, including any and all rights to exercise remedies with respect to such collateral shall be assigned or otherwise transferred by such Trading Debtor to MET without further order of the Bankruptcy Court, (D) as of the Effective Date, the right to draw on any existing letter of credit, guarantee or other collateral securing a Transferred Trading Obligation shall be fully assigned by each applicable Trading Debtor to MET and MET shall be fully empowered, authorized and directed without further order of the Bankruptcy Court to draw on any such letter of credit, guarantee or other collateral according to the terms of applicable letter of credit, guarantee or agreement pursuant to which such collateral is held and to retain any such draws for its own account, and (E) as of the Effective Date, all applicable parties take all actions reasonably required to implement the terms of the Implementation Order. The Implementation Order shall further clarify that any failure to amend, modify or reissue a letter of credit or to amend or modify a guarantee within the five Business Day period referred to in sub-clauses (A) and (B) of this Section 12.1(f) shall constitute an event of default under the trading contract or agreement giving rise to the relevant Transferred Trading Obligation notwithstanding any other cure period that might be set forth in such trading contract or agreement.

12.2.    CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

                  The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Confirmation Order shall have been entered by the Clerk of the Bankruptcy Court, be in full force and effect and not be subject to any stay or injunction;

                  (b) All necessary consents, authorizations and approvals shall have been given for the transfers of property and the payments provided for or contemplated by the Plan, including, without limitation, satisfaction or waiver of all conditions to (i) the obligations of the Debtors under the Plan and the Plan Documents, and
         (ii) the obligations of the Exit Lenders to make loans under the Exit Facility in an amount not less than $750 million; and

                  (c) The New MAG Holdco Indenture, the New MAG Holdco Notes, and the Exit Facility shall have become effective and all conditions to the effectiveness thereof shall have been satisfied or waived.

12.3.    WAIVER OF CONDITIONS.

                  The Debtors may waive any one or more of the conditions set forth in Section 12.1(b), (c), (d), (e) or (f) or Section 12.2(b) or (c) in a writing executed by each of them without notice or order of the Bankruptcy Court and without notice to any parties in interest.

12.4.    EFFECT OF NON-OCCURRENCE OF THE EFFECTIVE DATE.

                  If the Effective Date shall not occur notwithstanding Section [12.3] the Plan shall be null and void and nothing contained in the Plan shall:
(a) constitute a waiver or release of any Claims against or Equity Interests in a Debtor; (b) prejudice in any manner the rights of the Debtors, including without limitation, the right to seek a further extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code; or (c) constitute an admission, acknowledgement, offer or undertaking by the Debtors.

                                  ARTICLE XIII.

                              THE DISBURSING AGENT

13.1.    POWERS AND DUTIES.

                  Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make Plan Distributions to holders of Allowed Claims and Equity Interests; (b) comply with the Plan and the obligations thereunder; (c) employ, retain, or replace professionals to represent it with respect to its responsibilities; (d) object to Claims as specified in Article XI hereof, and prosecute such objections; (e) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment, or Allowance of any Claim as provided in Article XI hereof; (f) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims that are outstanding at such time; such reports to be made available upon request to the holder of any Contested Claim; and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to the Plan, the Plan Documents or order of the Bankruptcy Court.

13.2.    PLAN DISTRIBUTIONS.

                  Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall make the required Plan Distributions specified under the Plan on the relevant Distribution Date therefor.

13.3.    EXCULPATION.

                  EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 13.3, THE DISBURSING AGENT, TOGETHER WITH ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND REPRESENTATIVES, ARE HEREBY EXCULPATED BY ALL PERSONS, ENTITIES, HOLDERS OF CLAIMS AND EQUITY INTERESTS, AND ALL OTHER PARTIES IN INTEREST, FROM ANY AND ALL CAUSES OF ACTION ARISING OUT OF THE DISCHARGE OF THE POWERS AND DUTIES CONFERRED UPON THE DISBURSING AGENT BY THE PLAN, ANY FINAL ORDER OF THE BANKRUPTCY COURT ENTERED PURSUANT TO OR IN THE FURTHERANCE OF THE PLAN, OR APPLICABLE LAW, EXCEPT SOLELY FOR ACTIONS OR OMISSIONS ARISING OUT OF THE DISBURSING AGENT'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. NO HOLDER OF A CLAIM OR AN EQUITY INTEREST, OR REPRESENTATIVE THEREOF, SHALL HAVE OR PURSUE ANY CAUSE OF ACTION (A) AGAINST THE DISBURSING AGENT OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND REPRESENTATIVES FOR MAKING PLAN DISTRIBUTIONS IN ACCORDANCE WITH THE PLAN, OR
(B) AGAINST ANY HOLDER OF A CLAIM FOR RECEIVING OR RETAINING PLAN DISTRIBUTIONS AS PROVIDED FOR BY THE PLAN. NOTHING CONTAINED IN THIS SECTION 13.3 SHALL PRECLUDE OR IMPAIR ANY HOLDER OF AN ALLOWED CLAIM FROM BRINGING AN ACTION IN THE BANKRUPTCY COURT AGAINST THE DEBTOR TO COMPEL THE MAKING OF PLAN DISTRIBUTIONS CONTEMPLATED BY THE PLAN ON ACCOUNT OF SUCH CLAIM.

                                  ARTICLE XIV.
             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

14.1.    ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         (a) On the Effective Date, all executory contracts and unexpired leases of the Debtors shall be rejected by the Debtors pursuant to the provisions of section 365 of the Bankruptcy Code, including, but not limited to, those agreements listed and described in the "Schedule of Rejected Executory Contracts and Unexpired Leases" attached to the Disclosure Statement, except:
(a) any executory contracts and unexpired leases that are the subject of separate motions to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the Effective Date; (b) contracts and leases listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" to be filed by the Debtors with the Bankruptcy Court before the entry of the Confirmation Order; (c) all executory contracts or unexpired leases assumed or assumed and assigned under this Plan or by order of the Bankruptcy Court entered before the Effective Date; (d) any executory contract or unexpired lease that is the subject of a dispute over the amount or manner of cure pursuant to the next section hereof and for which the Debtors make a motion to reject such contract or lease based upon the existence of such dispute filed at any time; (e) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not executory or a lease that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code; (f) the Back-to-Back Agreement (or the APSA, as applicable), (g) the MIRMA Leases, (h) the BEWAG Contract and (i) any executory contracts or unexpired leases constituting CC8 Assets (as that term is defined in the California Settlement Agreement), which shall be treated as set forth in the California Settlement and in related implementing agreements. Any order entered postconfirmation by the Bankruptcy Court, after notice and a hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief was granted and such order was entered preconfirmation.

         (b) Inclusion of a contract, lease or other agreement on the "Schedule of Rejected Executory Contracts and Unexpired Leases" shall constitute adequate and sufficient notice that (i) any Claims arising under or related to such specified agreements, obligations, transactions or similar undertakings shall be treated as Unsecured Claims under the Plan, and (ii) the Debtors are no longer bound by, or otherwise obligated to perform, any such obligations, transactions, or undertakings relating to or arising out of the foregoing after the Effective Date. The inclusion of a contract, lease or other agreement on either the "Schedule of Rejected Executory Contracts and Unexpired Leases" or the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" shall not constitute an admission by the Debtors as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time barred from asserting Claims against the Debtors. The Debtors reserve all rights with respect to the characterization of any such agreements.

         (c) The Plan shall constitute a motion to reject such executory contracts and unexpired leases rejected pursuant to this section, and the Debtors shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected agreement, executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interests of the Debtors and their estates.

14.2.    CURE.

                  At the election of the Debtors, any monetary defaults under each executory contract and unexpired leases to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code: (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding: (i) the amount of any cure payments; (ii) the ability to provide adequate assurance of future performance under the contract or lease to be assumed or assigned; or (iii) any other matter pertaining to assumption or assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption or assignment, as applicable. The "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" sets forth the Debtors' cure obligations for each agreement which must be satisfied as a condition to the assumption or assumption and assignment of such agreement. Any non-Debtor counterparty to an agreement listed on the "Schedule of Assumed and Assumed and Assigned Executory Contracts and

Unexpired Leases" who disputes the scheduled cure obligation must file with the Bankruptcy Court, and serve upon the Debtors, a written objection to the cure obligation, which objection shall set forth the basis for the dispute, the alleged correct cure obligation, and any other objection related to the assumption or assumption and assignment of the relevant agreement by no later than ten Business Days prior to the Confirmation Hearing. If a non-Debtor counterparty fails to file and serve an objection which complies with the foregoing, the cure obligation set forth on the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" shall be binding on the non-Debtor counterparty, and the non-Debtor counterparty shall be deemed to have waived any and all objections to the assumption or assumption and assignment of the relevant agreement as proposed by the Debtors.

14.3.    CLAIMS ARISING FROM REJECTION OR TERMINATION.

                  Claims created by the rejection of executory contracts or unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors (a) in the case of an executory contract or unexpired lease rejected by the Debtors prior to the Confirmation Date, in accordance with the Bar Date Notice, or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is rejected pursuant to Section 14.1, no later than thirty (30) days after the Confirmation Date. Any such Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors, New Mirant, their respective Affiliates, or the Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan subject to objection by the Disbursing Agent.

14.4.    SPECIAL PROVISIONS RELATING TO THE BEWAG CONTRACT.

                  In the event the Bankruptcy Court determines that the BEWAG Contract is an executory contract, the BEWAG Contract shall not be assumed or rejected pursuant to section 365 of the Bankruptcy Code and shall instead ride through the chapter 11 process. From and after the Effective Date, the BEWAG Contract shall constitute an asset and obligation of Mirant with the same force and effect and to the extent that the BEWAG Contract was an asset and obligation of Mirant prior to the Petition Date. From and after the Effective Date, the counterparties under the BEWAG Contract shall be entitled to exercise all rights and remedies available, if any, to enforce the BEWAG Contract against Mirant. In no event shall the BEWAG Contract or the obligations arising thereunder constitute obligations of, or be enforceable against, New Mirant and its subsidiaries. The Confirmation Order shall permanently enjoin the BEWAG Counterparties from taking any action to enforce the BEWAG Contract and the obligations arising thereunder against New Mirant and its subsidiaries.

14.5.    SPECIAL PROVISIONS RELATING TO THE BACK-TO-BACK AGREEMENT AND APSA

                  The Debtors reserve the right to, at any time, including after the Effective Date, seek a final order of the Bankruptcy Court to reject the Back-to-Back Agreement

(or APSA) in addition to seeking a determination from the Bankruptcy Court that the Debtors' obligations under the Back-to-Back Agreement constitute prepetition debt obligations and that any postpetition amounts paid by the Debtors to Pepco on account of such obligations are avoidable by the Debtors as unauthorized transfers of property pursuant to section 549 of the Bankruptcy Code.

14.6.    SPECIAL PROVISIONS RELATED TO THE MIRMA LEASES.

                  (a) If the MIRMA Leases are determined by Final Order to constitute financings, each MIRMA Owner/Lessor shall have (a) a MIRMA Owner/Lessor Secured Claim in an amount equivalent to the value of such MIRMA Owner/Lessor's MIRMA Lease Assets, and (b) a MIRMA Owner/Lessor Deficiency Claim.

                  (b) If the MIRMA Leases are not determined by Final Order to constitute financings, and if it is determined by Final Order that (i)
section 502(b)(6) of the Bankruptcy Code applies to any rejection damages claim under the MIRMA Leases, (ii) MIRMA's claims for the repayment of certain loans made to the MIRMA Owner/Lessors may be offset against by MIRMA Owner/Lessor Rejection Damage Claims, and (iii) the Debtors determine to reject the MIRMA Leases, any MIRMA Owner/Lessor Rejection Damage Claim that becomes an Allowed Claim after giving effect to the foregoing limitation and offset, shall be treated as a Consolidated MAG Debtor Class 6 - Unsecured Claim.

                  (c) If the MIRMA Leases are not recharacterized as financings and if the MIRMA Leases are not rejected, the MIRMA Leases shall be assumed and all cure obligations shall be satisfied as required by the Bankruptcy Code.

                                   ARTICLE XV.

                          SETTLEMENTS AND COMPROMISES

15.1.    CALIFORNIA SETTLEMENT.

                  If the California Settlement is not approved by separate order of the Bankruptcy Court prior to the commencement of the Confirmation Hearing unless the Bankruptcy Court's denial of the 9019 Motion constitutes a "Termination Event" under the terms of the California Settlement Agreement, (a) the Plan shall constitute a motion pursuant to Bankruptcy Rule 9019 requesting approval of the California Settlement Agreement, and (b) the Confirmation Order shall (i) approve the California Settlement, and (ii) shall authorize and direct the Debtors to take all actions that are necessary or appropriate to give effect thereto and to perform thereunder. To the extent there is any conflict between the California Settlement Agreement and the Plan, the California Settlement Agreement shall prevail.

15.2.    PROPOSED NEW YORK TAX SETTLEMENT.

                  If not previously approved by separate order of the Bankruptcy Court, the Plan shall constitute a motion under Bankruptcy Rule 9019 requesting approval of a proposed settlement of the disputes with the New York Taxing Authorities as follows:

                  (a) All Secured Claims and Administrative Claims for ad valorem real property taxes owed to the New York Taxing Authorities and incurred prior to the Effective Date shall be settled by the Proposed New York Tax Settlement if the New York Taxing Authorities vote to accept the Plan. The Proposed New York Tax Settlement, if accepted by the New York Taxing Authorities, will provide that (i) each New York Taxing Authority shall have (A) an Allowed New York Tax Secured Claim and (B) an Allowed New York Tax Administrative Claim, which shall be 20% of the total amount of taxes reflected in tax bills issued by the New York Taxing Authorities in September 2004 and January 2005, (ii) all other Claims of such taxing authorities for taxes incurred prior to the Effective Date shall be Disallowed, (iii) the value of the Debtor's real property for tax purposes shall be established in an eight
         (8)-year Payment in Lieu of Tax Agreement and the value of the assets of Mirant Bowline shall not exceed $200 million during the term of the agreement and the value of the assets of Mirant Lovett shall not exceed $125 million during the term of the agreement, and (iv) the appropriate Debtor shall receive an Overpayment Note.

                  (b) Each holder of an Allowed New York Tax Secured Claim and an Allowed New York Tax Administrative Claim shall receive a New York Tax Note in satisfaction of such Claims. Each New York Tax Note shall be secured by a lien in and to the assets of the Debtor that issues such note. Interest shall be payable semi-annually in arrears and all principal shall be due and payable at maturity. At the election of Mirant Bowline or Mirant Lovett, as applicable, amounts outstanding under the Overpayment Note delivered by such taxing authority may be offset against interest payments, or applied to reduce the principal amount of such taxing authority's New York Tax Note, or applied against up to 100% of the ad valorem real property taxes owed to such New York Taxing Authority during any tax year after the Effective Date.

                  (c) If the Plan is not accepted by the New York Taxing Authorities, the Plan shall be deemed amended without further action of the Debtors to exclude Mirant New York, Mirant Bowline and Mirant Lovett from the Consolidated MAG Debtors and the Confirmation Hearing in respect of the Plan as to Mirant Bowline and Mirant Lovett shall be adjourned until further notice or order of the Bankruptcy Court. If this occurs, the Confirmation Order shall (i) authorize New Mirant or its subsidiaries to operate the business of and provide debtor-in-possession financing to Mirant Bowline and Mirant Lovett, and
         (ii) provide an extension of the periods in which Mirant Bowline and Mirant Lovett possess the exclusive right to file a plan of reorganization and solicit acceptances thereto for an additional 180 days without prejudice to the rights of Mirant Bowline and Mirant Lovett to seek additional extensions or the rights of parties in interest to seek to shorten or terminate such exclusive periods. Such deemed amendment shall be without prejudice to Mirant Bowline and Mirant Lovett to further amend, modify or revoke the Plan and/or submit any new plan of reorganization as it relates to Mirant Bowline and Mirant Lovett.

                                  ARTICLE XVI.

                           RETENTION OF JURISDICTION

                  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code and except as expressly limited by the California Settlement Agreement, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or the Plan, or (c) that relates to the following:

                           (i) To hear and determine any and all motions or applications pending on the Confirmation Date or thereafter brought in accordance with Article XIV hereof for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear and determine any and all Claims and any related disputes (including, without limitation, the exercise or enforcement of setoff or recoupment rights, or rights against any third party or the property of any third party resulting therefrom or from the expiration, termination or liquidation of any executory contract or unexpired lease);

                           (ii)     To determine any and all adversary
                  proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Disbursing Agent or the Debtors, as applicable, after the Effective Date;

                           (iii) To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Contested Claim in whole or in part;

                           (iv) To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

                           (v) To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                           (vi) To hear and determine all Fee Applications and applications for allowances of compensation and reimbursement of any other fees and expenses authorized to be paid or reimbursed under the Plan or the Bankruptcy Code;

                           (vii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan, the Plan Documents or their interpretation, implementation, enforcement, or consummation;

                           (viii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

                           (ix) To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or cause of action by, on behalf of, or against the Estates;

                           (x) To determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

                           (xi) To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which New Mirant and its Affiliates, the Debtors, the Debtors-in-Possession, or the Disbursing Agent may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                           (xii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of the Debtors or any Person under the Plan;

                           (xiii) To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of the Debtors (including Avoidance Actions) commenced by the Disbursing Agent or the Debtors, as applicable, before or after the Effective Date;

                           (xiv) To enter an order or final decree closing the Chapter 11 Cases;

                           (xv) To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order; and

                           (xvi) To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

                                  ARTICLE XVII.

                            MISCELLANEOUS PROVISIONS

17.1.    PAYMENT OF STATUTORY FEES.

                  All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date.

17.2.    SATISFACTION OF CLAIMS.

                  The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any Postpetition Accrued Interest, against the Debtors and the Debtors-in-Possession, or any of their Estates, Assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in the Debtors and the Debtors-in-Possession shall be satisfied, discharged, and released in full. Neither New Mirant, its Affiliates nor the Debtors shall be responsible for any pre-Effective Date obligations of the Debtors or the Debtors-in-Possession, except those expressly assumed by New Mirant, its Affiliates or any such Debtor, as applicable. Except as otherwise provided herein, all Persons and Entities shall be precluded and forever barred from asserting against New Mirant and its Affiliates, the Debtors, their respective successors or assigns, or their Estates, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

17.3.    THIRD PARTY AGREEMENTS; SUBORDINATION.

                  The Plan Distributions to the various classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Plan Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto shall remain in full force and effect. Plan Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan. The right of the Debtors to seek subordination of any Claim pursuant to section 510 of the Bankruptcy Code is fully reserved (except as otherwise provided pursuant to the California Settlement), and the treatment afforded any Claim that becomes a Subordinated Claim at any time shall be modified to reflect such subordination. Unless the Confirmation Order provides otherwise, to the extent a Subordinated Claim is subordinated by operation of law or Final Order of the Bankruptcy Court to all other Claims (other than similarly Subordinated Claims) in the Class in which such Subordinated Claim is classified, no distributions shall be made on account of such Subordinated Claim unless and until the holders of all other Claims in such Class (other than other similarly Subordinated Claims) have been paid in full.

17.4.    EXCULPATION.

                  NONE OF THE DEBTORS OR ANY PROTECTED PERSONS SHALL BE LIABLE FOR ANY CAUSE OF ACTION ARISING IN CONNECTION WITH OR OUT OF THE ADMINISTRATION OF THE CHAPTER 11 CASES, PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT.

17.5.    DISCHARGE OF LIABILITIES.

                  Upon the occurrence of the Effective Date, the Debtors shall be discharged from all Claims and Causes of Action to the fullest extent permitted by section 1141 of the Bankruptcy Code, and, except as otherwise provided in the Plan, all holders of Claims and Equity Interests shall be precluded from asserting against New Mirant and its Affiliates, the Debtors, the Assets, or any property dealt with under the Plan, any further or other Cause of Action based upon any act or omission, transaction, event, thing, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date.

17.6.    NOTICES.

                  Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           Mirant Corporation
                           Attention: General Counsel
                           1155 Perimeter Center West
                           Suite 100
                           Atlanta, Georgia 30338
                           Telephone:  (678) 579-5000
                           Telecopier: (678) 579-6767

                           and

                           White & Case LLP
                           Attention: Gerard Uzzi
                           Wachovia Financial Center
                           200 South Biscayne Boulevard
                           Suite 4900
                           Miami, Florida 33131
                           Telephone:  (305) 371-2700
                           Telecopier: (305) 358-5744

17.7.    HEADINGS.

                  The headings used in the Plan are inserted for convenience only, and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

17.8.    GOVERNING LAW.

                  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

17.9.    EXPEDITED DETERMINATION.

                  The Disbursing Agent is hereby authorized to file a request for expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed with respect to the Debtors.

17.10.   EXEMPTION FROM TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

17.11.   RETIREE BENEFITS.

                  Pursuant to section 1129(a)(13), on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

17.12.   NOTICE OF ENTRY OF CONFIRMATION ORDER AND RELEVANT DATES.

                  Promptly upon entry of the Confirmation Order, the Debtors shall publish as directed by the Bankruptcy Court and serve on all known parties in interest and holders of Claims and Equity Interests, notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Claims (Section 6.2), and the deadline for filing rejection damage Claims (Section 14.3).

17.13.   INTEREST AND ATTORNEYS' FEES.

                  Postpetition Accrued Interest will accrue and be paid on Claims only to the extent specifically provided for in this Plan, the Confirmation Order or as otherwise required by the Bankruptcy Court or by applicable law. No award or reimbursement of attorneys' fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim, except as ordered by the Bankruptcy Court.

17.14.   MODIFICATION OF THE PLAN.

                  As provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Debtors at any time before confirmation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Debtors may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted such Plan as modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

17.15.   REVOCATION OF PLAN.

                  The Debtors reserve the right to revoke and withdraw the Plan or to adjourn the Confirmation Hearing with respect to any one or more of the Debtors prior to the occurrence of the Effective Date. If the Debtors revoke or withdraw the Plan with respect to any one or more of the Debtors, or if the Effective Date does not occur as to any Debtor, then, as to such Debtor, the Plan and all settlements and compromises set forth in the Plan shall be deemed null and void and nothing contained herein and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims against or Equity Interests in such Debtor or to prejudice in any manner the rights of any of the Debtors or any other Person in any other further proceedings involving such Debtor.

                  In the event that the Debtors choose to adjourn the Confirmation Hearing with respect to any one or more of the Debtors, the Debtors reserve the right to proceed with confirmation of the Plan with respect to those Debtors in relation to which the Confirmation Hearing has not been adjourned. With respect to those Debtors with respect to which the Confirmation Hearing has been adjourned, the Debtors reserve the right to amend, modify, revoke or withdraw the Plan and/or submit any new plan of reorganization at such times and in such manner as they consider appropriate, subject to the provisions of the Bankruptcy Code.

17.16.   SETOFF RIGHTS.

                  In the event that any Debtor has a Claim of any nature whatsoever against the holder of a Claim against such Debtor, then such Debtor may, but is not required to, set off against the Claim (and any payments or other Plan Distributions to be made in respect of such Claim hereunder) such Debtor's Claim against such holder, subject to the provisions of sections 553, 556 and 560 of the Bankruptcy Code; provided, however, that the TPA Claim shall be governed by the TPA Order with respect to the foregoing and that nothing herein shall constitute a waiver of Southern Company's setoff rights set forth in section 9.15 of the Tax Indemnification Agreement. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release of any Claims that any Debtor may have against the holder of any Claim.

17.17.   COMPLIANCE WITH TAX REQUIREMENTS.

                  In connection with the Plan, the Debtors, the Disbursing Agent, and the Plan Trustees, as applicable, shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all Plan Distributions hereunder shall be subject to such withholding and reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Plan Distribution. The Disbursing Agent has the right, but not the obligation, to not make a Plan Distribution until such holder has made arrangements satisfactory to the Disbursing Agent for payment of any such tax obligations.

17.18.   RATES.

                  The Plan does not provide for the change of any rate that is within the jurisdiction of any governmental regulatory commission after the occurrence of the Effective Date.

17.19.   INJUNCTIONS.

                  (a) ON THE EFFECTIVE DATE AND EXCEPT AS OTHERWISE PROVIDED HEREIN, ALL PERSONS AND ENTITIES WHO HAVE BEEN, ARE, OR MAY BE HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS SHALL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST OR AFFECTING NEW MIRANT AND ITS AFFILIATES, THE DEBTORS, THE ESTATES, THE ASSETS, OR THE DISBURSING AGENT, OR ANY OF THEIR CURRENT OR FORMER RESPECTIVE MEMBERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, AND PROFESSIONALS, SUCCESSORS AND ASSIGNS OR THEIR RESPECTIVE ASSETS AND PROPERTY WITH RESPECT TO SUCH CLAIMS OR EQUITY INTERESTS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE
         PLAN):

                           (i) COMMENCING, CONDUCTING OR CONTINUING IN ANY
                  MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ALL SUITS, ACTIONS, AND PROCEEDINGS THAT ARE PENDING AS OF THE EFFECTIVE DATE, WHICH MUST BE WITHDRAWN OR DISMISSED WITH PREJUDICE);

                           (ii) ENFORCING, LEVYING, ATTACHING, COLLECTING OR
                  OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER;

                           (iii) CREATING, PERFECTING OR OTHERWISE ENFORCING IN
                  ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE; AND

                           (iv) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR
                  RECOUPMENT OF ANY KIND; PROVIDED, THAT ANY DEFENSES, OFFSETS OR COUNTERCLAIMS WHICH THE DEBTORS MAY HAVE OR ASSERT IN RESPECT OF THE ABOVE REFERENCED CLAIMS ARE FULLY PRESERVED IN ACCORDANCE WITH SECTION 17.16.

                  (b) THE FOREGOING PROVISION SHALL NOT APPLY TO HOLDERS OF ALLOWED MAG LONG-TERM NOTE CLAIMS WITH RESPECT TO THEIR LEGAL, EQUITABLE AND CONTRACTUAL RIGHTS, AND PERSONAL CAUSES OF ACTION AGAINST MAG, MAG'S ASSETS AND ANY OF MAG'S MANAGERS, OFFICERS, EMPLOYEES, AGENTS AND PROFESSIONALS.

17.20.   BINDING EFFECT.

                  The Plan shall be binding upon New Mirant and its Affiliates, the Debtors, the holders of all Claims and Equity Interests, parties in interest, Persons and Entities and their respective successors and assigns. To the extent any provision of the Disclosure Statement or any other solicitation document may be inconsistent with the terms of the Plan, the terms of the Plan shall be binding and conclusive.

17.21. SEVERABILITY.

                  SHOULD THE BANKRUPTCY COURT DETERMINE THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR TRANSACTION, THE DEBTORS MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 17.14 SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY SUCH CLAIM OR EQUITY INTEREST OR TRANSACTION. SUCH A DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT THE ENFORCEABILITY AND OPERATIVE EFFECT OF ANY OTHER PROVISION OF THE PLAN OR (B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN. NOTHING HEREIN SHALL PERMIT THE DEBTORS TO SEVER THE PROVISIONS OF THE CALIFORNIA SETTLEMENT AGREEMENT OR ANY IMPLEMENTING AGREEMENTS RELATED THERETO.

Dated: March 25, 2005

                           Respectfully submitted,

                           MIRANT CORPORATION

                             By:                  /s/
                                ---------------------------------------------
                             Name: M. Michele Burns
                             Title: Executive Vice President, Chief Financial
                                    Officer and Chief Restructuring Officer

                           MIRANT AMERICAS ENERGY CAPITAL, LP

                           BY: MIRANT AMERICAS DEVELOPMENT, INC., ITS
                           GENERAL PARTNER

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT AMERICAS ENERGY CAPITAL ASSETS, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT WRIGHTSVILLE INVESTMENTS, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT WRIGHTSVILLE MANAGEMENT, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           WRIGHTSVILLE POWER FACILITY, L.L.C.

                           BY: MIRANT WRIGHTSVILLE MANAGEMENT, INC., ITS MEMBER AND SOLE MANAGER

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           WRIGHTSVILLE DEVELOPMENT FUNDING, L.L.C.

                           BY: MIRANT WRIGHTSVILLE MANAGEMENT, INC., ITS MEMBER AND SOLE MANAGER

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT ECOELECTRICA INVESTMENTS I, LTD.

                           BY: MIRANT ECOELECTRICA INVESTMENTS II, LTD., ITS SOLE MEMBER

                             By:                  /s/
                                ------------------------------------
                             Name: J. R. Harris
                             Title: President and Chief Executive Officer

                           PUERTO RICO POWER INVESTMENTS, LTD.

                           BY:  MIRANT CARIBBEAN, INC., ITS MEMBER

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Vice President

                           BY:  MIRANT SOUTH AMERICA AND CARIBBEAN
                                FINANCE, LTD., ITS MEMBER

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. R. Harris
                             Title: President and Chief Executive Officer

                           MIRANT SUGAR CREEK, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT PORTAGE COUNTY, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT ZEELAND, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT WYANDOTTE, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT PEAKER, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT GASTONIA, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT MID-ATLANTIC SERVICES, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT NEW ENGLAND, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT POTOMAC RIVER, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT MICHIGAN INVESTMENTS, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT SUGAR CREEK VENTURES, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT TEXAS INVESTMENTS, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Vice President

                           MIRANT LAS VEGAS, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT DICKERSON DEVELOPMENT, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT WICHITA FALLS, LP

                           BY: MIRANT WICHITA FALLS MANAGEMENT, INC., ITS GENERAL PARTNER

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT WICHITA FALLS MANAGEMENT, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT WICHITA FALLS INVESTMENTS, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Vice President

                           SHADY HILLS POWER COMPANY, L.L.C.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           WEST GEORGIA GENERATING COMPANY, L.L.C.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT SPECIAL PROCUREMENT, INC.

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT PARKER, LLC

                             By:                  /s/
                                ---------------------------------------------
                             Name: J. William Holden III
                             Title: Sr. Vice President

                           MIRANT MD ASH MANAGEMENT, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT FUND 2001, LLC

                           BY:  MIRANT CAPITAL MANAGEMENT, LLC, ITS
                                MANAGER

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT SERVICES, LLC

                              By:                  /s/
                                 ---------------------------------------------
                                Name: J. William Holden III
                               Title: Sr. Vice President

                           MIRANT NY-GEN, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT TEXAS MANAGEMENT, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT LOVETT, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT PINEY POINT, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT SUGAR CREEK HOLDINGS, INC.

                              By:                  /s/
                                 ---------------------------------------------
                                Name: J. William Holden III
                                Title: Sr. Vice President

                           MIRANT TEXAS, LP

                           BY:  MIRANT TEXAS MANAGEMENT, INC., ITS
                                GENERAL PARTNER

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT KENDALL, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT INTELLECTUAL ASSET MANAGEMENT AND
                           MARKETING, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT POTRERO, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT NEW YORK, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS RETAIL ENERGY MARKETING, LP

                           BY:  MIRANT AMERICAS DEVELOPMENT, INC., ITS
                                GENERAL PARTNER

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President and Chief Financial
                                     Officer

                           MIRANT AMERICAS GAS MARKETING VIII, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING IX, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING X, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING VI, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING V, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING VII, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING III, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING XI, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING I, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS ENERGY MARKETING, LP

                           BY:  MIRANT AMERICAS DEVELOPMENT, INC., ITS
                           GENERAL PARTNER

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS DEVELOPMENT CAPITAL, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MLW DEVELOPMENT, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS PRODUCTION COMPANY

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS DEVELOPMENT, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President and Chief Financial
                                     Officer

                           MIRANT AMERICAS ENERGY MARKETING
                           INVESTMENTS, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President and Chief Financial
                                     Officer

                           MIRANT AMERICAS GAS MARKETING II, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President


                           MIRANT CHALK POINT, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT CALIFORNIA, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT CALIFORNIA INVESTMENTS, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT CANAL, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT CENTRAL TEXAS, LP

                           BY:  MIRANT TEXAS MANAGEMENT, INC., ITS
                                GENERAL PARTNER

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT DANVILLE, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT BOWLINE, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           HUDSON VALLEY GAS CORPORATION

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GENERATION, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President and Chief Financial
                                     Officer

                           MINT FARM GENERATION, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING XII, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT D.C. O&M, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT MID-ATLANTIC, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President and Chief Financial
                                     Officer

                           MIRANT CAPITAL, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Vice President

                           MIRANT CHALK POINT DEVELOPMENT, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT CAPITAL MANAGEMENT, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING XV, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING XIV, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING XIII, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS PROCUREMENT, INC.

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT AMERICAS GAS MARKETING IV, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                           MIRANT DELTA, LLC

                              By:                  /s/
                                 ---------------------------------------------
                              Name: J. William Holden III
                              Title: Sr. Vice President

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

                                   EXHIBIT "A"

                            GLOSSARY OF DEFINED TERMS

1. "Administrative Claim" means a Claim incurred by a Debtor (or its Estate) on or after the Petition Date and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, Fee Claims and DIP Claims.

2. "Affiliate" means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

3.       "Allowed," when used

         (a) with respect to any Claim, except for a Claim that is an Administrative Claim, a Letter of Credit Claim, a New York Tax Administrative Claim or a New York Tax Secured Claim, means such Claim to the extent it is not a Contested Claim as of the Effective Date;

         (b) with respect to an Administrative Claim, means such Administrative Claim to the extent it has become fixed in amount and priority pursuant to the procedures set forth in Section 6.2(c) of this Plan;

         (c) with respect to a Letter of Credit Claim, means such Letter of Credit Claim to the extent Mirant's reimbursement obligation to the holder of the Letter of Credit Claim has become noncontingent and fixed as a result of a draw on the underlying letter of credit by the counterparty thereto;

         (d) when used with respect to a New York Tax Administrative Claim, means an Administrative Claim to be granted to a New York Taxing Authority pursuant to the Proposed New York Tax Settlement for outstanding real property taxes incurred on or after the Petition Date and all related interest, fees, charges and penalties, which Claim shall be Allowed in an amount equal to 25% of the amount asserted by such New York Taxing Authority in respect of such Claim, if the New York Taxing Authorities vote to accept the Plan;

         (e) when used with respect to a New York Tax Secured Claim, means a Secured Claim to be granted to a New York Taxing Authority pursuant to the Proposed New York Tax Settlement for outstanding real property taxes incurred prior to the Petition Date and all related interest, fees, charges and penalties, which Claim shall be Allowed in an amount equal to 20% of the amount asserted by such New York Taxing Authority in respect of such Claim, if the New York Taxing Authorities vote to accept the Plan.

         (f) with respect to Equity Interests in any Debtor, means the Equity Interests in any Debtor as reflected in the stock transfer ledger or similar register of such Debtor as of the Record Date.

4. "APSA" means the Asset Purchase and Sale Agreement, dated June 7, 2000, by and between Mirant and Pepco, as amended from time to time, together with all schedules and ancillary agreements as determined by Final Order to constitute non-severable components thereto.

5. "Assets" means, with respect to any Debtor, all of such Debtor's right, title and interest of any nature in property of any kind, wherever located, as specified in section 541 of the Bankruptcy Code.

6. "Avoidance Actions" means all Causes of Action of the Estates that arise under the Bankruptcy Code, including, but not limited to, all preference, fraudulent transfer, and other Causes of Action arising under chapter 5 of the Bankruptcy Code.

7. "Back-to-Back Agreement" means that certain letter agreement and any and all obligations of any Debtor or Affiliate of the Debtors arising thereunder between Pepco and Southern Energy, Inc. (predecessor in interest to Mirant), dated as of December 19, 2000 (as amended and modified from time to time,) which was executed in conjunction with Mirant's purchase of generating assets and power purchase agreements from Pepco under the APSA, pursuant to which Mirant agreed to: (a) make Pepco whole for its financial obligations under certain unassigned power purchase agreements between Pepco and (i) Panda-Brandywine LP, and (ii) Ohio Edison Co., (b) accept from Pepco the power delivered pursuant to those unassigned power purchase agreements, and (c) be Pepco's representative "for all purposes to the fullest extent permitted under the unassigned power purchase agreements."

8. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code and as amended from time to time as applicable to the Chapter 11 Cases.

9. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, or such other court having jurisdiction over the Chapter 11 Cases.

10. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

11. "Bar Date Notice" means the applicable Notice of Bar Dates for Filing Proofs of Claim Against a Debtor, as approved by Order of the Bankruptcy Court.

12. "BEWAG Contract" means the Share Purchase Agreement dated January 31, 2002 by and between Mirant Investments Germany, Inc., Mirant Holdings Germany, Inc., Vattenfall AB (publ.), Hamburgische Electricitats-Werke
Aktiengesellschaft, Mirant Holdings Beteiligungsgesellschaft mbH and Mirant Corporation.

13. "BEWAG Counterparties" means Hamburgische Electricitats-Werke Aktiengesellschaft, Vattenfall AB, Mirant Holdings Germany GmbH, Mirant Holdings Beteiligungsgesellschaft mbH and or any successor entities thereto.

14. "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close for business in New York, New York.

15.      "CAISO" means the California Independent System Operator.

16.      "Cal PX" means the California Power Exchange.

17. "California Parties" means PG&E, Southern California Edison Company, San Diego Gas and Electric Company, the California Public Utilities Commission, the California Department of Water Resources, the California Electricity Oversight Board, and the Attorney General of the State of California.

18. "California Party Secured Claims" means the Secured Claims to be granted to certain of the California Parties pursuant to the California Settlement Agreement, which shall be Allowed Secured Claims that shall be offset against certain payables owed by such parties with respect to energy purchases made prior to June, 2001.

19. "California Party Unsecured Claims" means the Unsecured Claims to be granted to the California Parties against MAEM pursuant to the California Settlement, which shall be (a) the Allowed Unsecured Claims of the California Parties against the Consolidated Mirant Debtors in the aggregate amount of $175,000,000, (b) the Allowed Unsecured Claim of the California Department of Water Resources in the amount of $2,250,000, and (c) the Allowed Unsecured Claim of the Attorney General of the State of Oregon in the amount of $250,000.

20. "California Settlement" means the global settlement between and among the California Parties and certain of the Debtors, as set forth and evidenced by the California Settlement Agreement and as approved by Final Order, which may be the Confirmation Order.

21. "California Settlement Agreement" means the agreement dated as of January 15, 2005, by and between certain of the Debtors and the California Parties, a true and correct copy of which is attached hereto as Exhibit "B."

22. "Cash" means legal tender of the United States of America or readily marketable direct obligations of, or obligations guaranteed by, the United States of America.

23. "Causes of Action" means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, arising in law, equity or otherwise.

24. "Chapter 11 Cases" means the cases commenced under chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court with respect to each of the Debtors styled as In re Mirant Corporation, et al., Chapter 11 Case No. 03-46590
(DML), Jointly Administered.

25. "Claim" means (a) any right to payment, whether or not such right is known or unknown, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is known or unknown, reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

26. "Claims Agent" means the entity designated by order of the Bankruptcy Court to process proofs of claim.

27. "Commodity Prepay Facility" means (a) the ISDA Master Agreement dated October 11, 2001, between MAEM and HVB Risk Management Products Inc., and (b) the ISDA Master Agreement dated October 11, 2001, between MAEM and Scarlett Resource Merchants LLC, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

28. "Commodity Prepay Facility Claims" means all Claims arising under the Commodity Prepay Facility and any guaranty thereof issued by any Consolidated Mirant Debtor, including the Commodity Prepay Guaranty.

29. "Commodity Prepay Guaranty" means the guaranties, dated October 11, 2001, in favor of each of HVB Risk Management Products Inc. and Scarlett Resource Merchants LLC, pursuant to which Mirant guaranteed MAEM's obligations under the Commodity Prepay Facility and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

30. "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

31. "Confirmation Hearing" means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

32. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan.

33. "Consolidated MAG Debtors" means MAG and the direct and indirect subsidiaries of MAG that are Debtors, as identified on Exhibit "C" hereto.

34. "Consolidated Mirant Debtors" means Mirant and the direct and indirect subsidiaries of Mirant that are Debtors (other than the Consolidated MAG Debtors), as identified on Exhibit "D" hereto.

35.      "Contested"

         (a) when used with respect to a Claim, means such Claim (i) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part, and as to which no proof of claim has been filed; (ii) if it is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a proof of claim has been filed with the Bankruptcy Court, to the extent (A) the proof of claim amount exceeds the amount indicated in the Schedules, or (B) the proof of claim priority differs from the priority set forth in the Schedules, in each case as to which an objection was filed on or before the Objection Deadline, unless and to the extent allowed in amount and/or priority by a Final Order of the Bankruptcy Court; (iii) if it is not listed in the Schedules or was listed in the Schedules as disputed, contingent or unliquidated, in whole or in part, but as to which a proof of claim has been filed with the Bankruptcy Court, in each case as to which an objection was filed on or before the Objection Deadline, unless and to the extent allowed in amount and/or priority by a Final Order of the Bankruptcy Court; or (iv) as to which an objection has been filed on or before the Effective Date; provided, that a Claim that is fixed in amount and priority pursuant to the Plan or by Final Order on or before the Effective Date shall not be a Contested Claim;

         (b) when used with respect to an Equity Interest, means such Equity Interest to the extent it is not reflected on the applicable Debtor's stock transfer register as of the Record Date.

36. "Convenience Claims" means (a) in the case of the Consolidated Mirant Debtors, any Unsecured Claim, other than a Mirant Debt Claim or a Claim of a current or former director, manager, officer or employee of a Debtor, in an amount equal to or less than $25,000, and (b) in the case of the Consolidated MAG Debtors, any Unsecured Claim, other than a MAG Short-term Debt Claim or a MAG Long-term Note Claim, or a Claim of a current or former director, manager, officer or employee of a Debtor, in an amount equal to or less than $25,000.

37. "Corp Committee" means the Official Committee of Unsecured Creditors of Mirant.

38. "Debtor" means any of Mirant, and its direct and indirect subsidiaries that are debtors in the Chapter 11 Cases as identified on Schedule 2 to the Disclosure Statement.

39. "Debtor in Possession" means any Debtor, in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

40. "Delta" means Mirant Delta LLC, a Delaware limited liability company, one of the Debtors and Debtors in Possession Chapter 11 Cases.

41.      "Deutsche Bank" means Deutsche Bank, AG, New York Branch.

42. "DIP Agent" means General Electric Capital Corporation as agent for the DIP Lenders under the DIP Credit Agreement.

43. "DIP Claims" means the Claims of the DIP Lenders under the DIP Credit Agreement and the DIP Order.

44. "DIP Credit Agreement" means the credit agreement entered into on November 5, 2003 by the Debtors that are parties thereto, as borrowers; the DIP Agent; GECC Capital Markets, Inc., as lead arranger; and the DIP Lenders, pursuant to which the Debtors are permitted to make borrowings prior to the earlier of the Effective Date or November 5, 2005, as approved by the DIP Order, together with all documents, instruments and agreements executed or entered into in connection therewith, and any amendments thereto.

45.      "DIP Lenders" means the lenders under the DIP Credit Agreement.

46. "DIP Order" means, collectively, the order(s) of the Bankruptcy Court approving the DIP Credit Agreement, authorizing the Debtors that are parties thereto to enter into the DIP Credit Agreement, granting certain rights, protections and liens to and for the benefit of the DIP

Lenders as set forth in the DIP Order, and authorizing the Debtors to make borrowings under the DIP Credit Agreement.

47. "Disallowed" when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

48.      "Disbursing Agent" means New Mirant, acting on behalf of the Debtors in
(a) making the Plan Distributions contemplated under the Plan, the Confirmation Order, or any other relevant Final Order, and (b) performing any other act or task that is or may be delegated to the Disbursing Agent under the Plan.

49. "Disclosure Statement" means the Disclosure Statement filed with respect to the Plan, as it may be amended or modified from time to time.

50. "Disclosure Statement Order" means the order entered by the Bankruptcy Court (a) approving the Disclosure Statement as containing adequate information required under section 1125 of the Bankruptcy Code, and (b) authorizing the use of the Disclosure Statement for soliciting vote on the Plan.

51. "Distribution Date" means, with respect to any Claim, (a) the Effective Date, if such Claim is then an Allowed Claim, or (b) a date that is as soon as reasonably practicable after the date such Claim becomes Allowed, if not Allowed on the Effective Date.

52. "Effective Date" means a date selected by the Debtors which shall be a Business Day that is no later than thirty (30) Business Days after all of the conditions specified in Section 12.2 have been satisfied or waived (to the extent waivable).

53. "Equipment Warehouse Facility" means (a) the Participation Agreement, dated October 22, 2001, among MADCI, as contract agent and lessee, the MC Equipment Revolver Statutory Trust, State Street Bank and Trust Company of Connecticut, National Association, as trustee, the persons named therein as Note Holders and Certificate Holders and Citibank, N.A. as agent, and (b) the Lease Agreement dated October 22, 2001, among MC Equipment Revolver Statutory Trust, as lessor, and MADCI, as lessee, all such documents having a maturity date of April 22, 2009, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

54. "Equipment Warehouse Facility Claims" means all Claims arising under the Equipment Warehouse Facility and any guaranty thereof issued by any Consolidated Mirant Debtor, including the Equipment Warehouse Guaranty.

55. "Equipment Warehouse Guaranty" means the Guaranty in respect of the Equipment Warehouse Facility, dated October 22, 2001, among Mirant and MC Equipment Revolver Statutory Trust, and all related documents, instruments and agreements, as they have been or may be amended or supplemented from time to time.

56. "Equity Interest" means any outstanding ownership interest in any of the Debtors, including without limitation, interests evidenced by common or preferred stock, membership interests and options or other rights to purchase or otherwise receive any ownership interest in any of the Debtors and any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.

57. "Estate" means the estate of any Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

58. "Exit Facility" means the credit facility to be dated on or about the Effective Date and to be entered into between New MAG Holdco, as borrower, and certain of its subsidiaries as guarantors, the Exit Facility Agent and the Exit Lenders, in an amount not less than $750 million, and all related documents, instruments and agreements entered into or executed in connection therewith, the proceeds of which shall be available for use by MAG and its subsidiaries to make Plan Distributions to the holders of certain Allowed Claims against the Debtors and to satisfy general working capital requirements of MAG and its direct and indirect subsidiaries on and after the Effective Date.

59. "Exit Facility Agent" means the agent for the Exit Lenders under the Exit Facility.

60. "Exit Facility Collateral" means the tangible and intangible property, assets and interests of New Mirant and its direct and indirect subsidiaries that will be pledged to and for the benefit of the Mirant Exit Lenders to secure payment of the obligations under the Exit Facility, as such property, assets and interests are identified and as set forth in the Exit Facility Documents.

61. "Exit Facility Documents" means the agreements, documents and instruments entered into or delivered that evidence and give effect to all of the rights and obligations under or related to the Exit Facility. The Exit Facility Documents shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

62.      "Exit Lenders" means the lenders under the Exit Facility.

63. "Facility Agents" means the agents under the Mirant "C" Facility, the Mirant 364-Day Facility, the Mirant 4-Year Facility and the MAG Revolvers, as applicable.

64. "Fee Application" means an application for allowance and payment of a Fee Claim (including Claims for "substantial contribution" pursuant to section 503(b) of the Bankruptcy Code).

65.      "Fee Claim" means a Claim of a Professional Person.

66. "Final Order" means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code,

Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

67. "Full Recovery Amount" means, with respect to any Unsecured Claim, the Allowed amount of such Claim, plus Postpetition Accrued Interest to the extent it is determined by Final Order that the holder of such Allowed Claim is also entitled to receive Postpetition Accrued Interest.

68. "Implementation Order" means a final order, in form and substance satisfactory to the Debtors, which provides the terms and provisions set forth in Section 12.1(f) of the Plan.

69. "Intercompany Claim" means a Claim held by any Debtor against any other Debtor based on any fact, action, omission, occurrence or thing that occurred or came into existence prior to the Petition Date, but shall not include the MAI/WDF Note Claim.

70. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

71.      "IRS" means the United States Internal Revenue Service.

72. "Junior Trust Interests" means the beneficial trust interests in the Plan Trust to be granted to the holders of Allowed Equity Interests in Mirant, which trust interests shall entitle the holders thereof to all distributions from the Plan Trust not distributed in respect of Senior Trust Interests.

73. "Letter of Credit Claim" means a Claim for reimbursement arising with respect to a letter of credit issued at Mirant's request under either the Mirant 4-Year Revolver or the Mirant "C" Facility.

74. "MADCI" means Mirant Americas Development Capital, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

75. "MADI" means Mirant Americas Development, Inc., one of the Debtors and Debtors-in-Possession

76. "MAEM" means Mirant Americas Energy Marketing, LP, a Delaware limited partnership, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

77. "MAEMI" means Mirant Americas Energy Marketing Investments, Inc., a Georgia corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

78. "MAG" means Mirant Americas Generation, LLC, a Delaware limited liability company, which was formerly known as Mirant Americas Generation, Inc., a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

79. "MAG Indenture" means the indenture dated May 1, 2001, between MAG and Bankers Trust Company, as initial indenture trustee, as it has been amended or supplemented from time to time.

80. "MAG Long-term Notes" means those certain senior notes issued by MAG pursuant to the MAG Indenture: (a) due 2011, in the aggregate principal amount of $850,000,000; (b) due 2021, in the aggregate principal amount of $450,000,000; and (c) due 2031, in the aggregate principal amount of $400,000,000.

81. "MAG Long-term Note Claims" means all Claims in respect of the MAG Long-term Notes against MAG.

82. "MAG Revolvers" means those certain credit facilities dated August 31, 1999, in the aggregate amounts of $250,000,000 and $50,000,000, respectively, between MAG, as borrower, Lehman Brothers, as agent, and the lenders thereunder, and all related documents, instruments and agreements, as they may have been amended or supplemented from time to time.

83. "MAG Revolver Claims" means all Claims arising under, or as a consequence of being a lender under, the MAG Revolvers.

84. "MAG Securities Claims" means all Claims arising from the rescission of a purchase or sale of a security of MAG, for damages arising from the purchase or sale of such security or for reimbursement or contributions allowed under section 502 of the Bankruptcy Code on account of such Claims, including, without limitation, Claims asserted in the MAG Securities Litigation.

85. "MAG Securities Litigation" means all lawsuits commenced against MAG alleging violation by MAG of the Securities Act of 1934.

86. "MAG Short-term Debt Claims" means the MAG Revolver Claims and the MAG Short-term Note Claims, in the aggregate.

87. "MAG Short-term Notes" means those certain senior notes issued by MAG pursuant to the MAG Indenture: (a) due 2006, in the aggregate principal amount of $500,000,000; and (b) due 2008, in the aggregate principal amount of $300,000,000.

88. "MAG Short-term Note Claims" means all Claims arising under or as a consequence of owning a MAG Short-term Note.

89. "MAGM I-XV" means Mirant Americas Gas Marketing I, LLC, Mirant Americas Gas Marketing II, LLC, Mirant Americas Gas Marketing III, LLC, Mirant Americas Gas Marketing IV, LLC, Mirant Americas Gas Marketing V, LLC, Mirant Americas Gas Marketing VI, LLC, Mirant Americas Gas Marketing VII, LLC, Mirant Americas Gas Marketing VIII, LLC, Mirant Americas Gas Marketing IX, LLC, Mirant Americas Gas Marketing X, LLC, Mirant Americas Gas Marketing XI, LLC, Mirant Americas Gas Marketing XII, LLC, Mirant Americas Gas Marketing XIII, LLC, Mirant Americas Gas Marketing XIV, LLC, and Mirant Americas Gas Marketing XV, LLC, each a Delaware limited liability company and a Debtor and Debtor in possession in the Chapter 11 Cases.

90. "MAI" means Mirant Americas, Inc., a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

91. "MAI Series A Preferred Shares" means the preferred shares to be issued by MAI with a liquidation preference of $265 million, in respect of the obligation to fund certain potential capital expenditures of MIRMA. The MAI Series A Preferred Shares shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

92. "MAI Series B Preferred Shares" means the preferred shares to be issued by MAI with a liquidation preference of $150 million and a mandatory redemption on April 1, 2011, in respect of the obligation to provide additional liquidity to MAG in connection with the refinancing of certain MAG Long-term Notes. The MAI Series B Preferred Shares shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

93. "MAI/WDF Note Claim" means all Claims evidenced by or related to that certain Amended and Restated Promissory Note dated October 31, 2001 executed by WDF as "Maker" in favor of MAI as "Holder."

94. "MAPCO" means Mirant Americas Production Company, a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

95. "MAREM" means Mirant Americas Retail Energy Marketing, LP, a Delaware limited partnership, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

96. "MET" means Mirant Energy Trading LLC, a Delaware limited liability company, a subsidiary of MAEM.

97. "MET Preferred Shares" means the preferred shares to be issued by MET to New Mirant in respect of MET's obligation to return a portion of the imbedded cash collateral associated with the Debtor's trading business under certain circumstances (presently estimated to be approximately $310 million to $385 million). The MET Preferred Shares shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

98. "Mirant" means Mirant Corporation, a Delaware corporation, which was formerly known as Southern Energy, Inc., a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

99. "Mirant Bowline" means Mirant Bowline, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

100. "Mirant "C" Facility" means that certain credit facility, dated April 1, 1999, in the aggregate principal amount of $450,000,000, by and between Southern Energy, Inc. n/k/a Mirant, as borrower, and Citibank N.A., as initial lender and agent, with a maturity date of April 1, 2004, and all related documents, instruments and agreements as they have been amended or supplemented from time to time.

101. "Mirant "C" Facility Claims" means all Claims arising under, or as a consequence of being a lender under, the Mirant "C" Facility.

102. "Mirant 364-Day Revolver" means that certain credit facility dated July 17, 2001, in the aggregate principal amount of $1,125,000,000, by and between Mirant, as borrower, the initial lenders named therein, and Credit Suisse First Boston, as administrative agent, and having a maturity date of July 17, 2003, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

103. "Mirant 364-Day Revolver Claims" means all Claims arising under, or as a consequence of being a lender under, the Mirant 364-Day Revolver.

104. "Mirant 4-Year Revolver" means that certain credit facility, dated July 17, 2001, in the aggregate principal amount of $1,125,000,000, between Mirant, as borrower, the initial lenders named therein, and Credit Suisse First Boston, as administrative agent, and having a maturity date of July 17, 2005, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

105. "Mirant 4-Year Revolver Claims" means all Claims arising under, or as a consequence of being a lender under, the Mirant 4-Year Revolver.

106. "Mirant Debt Claims" means the Mirant "C" Facility Claims, the Mirant Note Claims, the Mirant 364-Day Revolver Claims, the Mirant 4-Year Revolver Claims, the Commodity Prepay Facility Claims and the Equipment Warehouse Facility Claims, in the aggregate.

107. "Mirant Fiscal Agency Agreement" means the Fiscal Agency Agreement dated July 26, 1999, between Southern Energy, Inc. n/k/a Mirant, as issuer, and Bankers Trust Company, as Fiscal Agent, transfer agent, registrar and paying agent, as such agreement has been or may be amended or supplemented from time to time.

108. "Mirant Indentures" means the Mirant Fiscal Agency Agreement and all other indentures and agreements in force and effect as of the Petition Date pursuant to which any of the Mirant Notes have been issued.

109. "Mirant Lovett" means Mirant Lovett, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

110. "Mirant New York" means Mirant New York, Inc., a Delaware corporation and one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

111. "Mirant Notes" means those certain: (a) 5.75% convertible senior notes due 2007, issued by Mirant in the aggregate principal amount of $370,000,000;
(b) 6.25% Junior Convertible Subordinated Debentures, Series A due in 2030, issued by Mirant in the aggregate principal amount of $356,000,000; (c) 7.4% senior notes due 2004, issued by Mirant in the aggregate principal amount of $200,000,000; (d) 7.9% senior notes due 2009, issued by Mirant in the aggregate principal amount of $500,000,000; and (e) 2.5% convertible senior debentures due 2021, issued by Mirant in the aggregate principal amount of $750,000,000.

112. "Mirant Note Claims" means all Claims arising under or as a consequence of owning a Mirant Note.

113. "Mirant Peaker" means Mirant Peaker LLC, a Delaware limited liability company, one of the Debtors and Debtors in Possession in the Chapter 11 Cases.

114. "Mirant Potomac" means Mirant Potomac LLC, a Delaware limited liability company, one of the Debtors and Debtors in Possession in the Chapter 11 cases.

115. "Mirant Potrero" means Mirant Potrero LLC, a Delaware limited liability company, one of the Debtors and Debtors in Possession in the Chapter 11 cases.

116. "Mirant Securities Claims" means all Claims arising from the rescission of a purchase or sale of a security of Mirant, for damages arising from the purchase or sale of such security, or for reimbursement or contributions allowed under section 502 of the Bankruptcy Code on account of such Claims, including, without limitation, Claims asserted in the Mirant Securities Litigation.

117. "Mirant Securities Litigation" means all lawsuits alleging violation by Mirant of the Securities Act of 1934.

118. "Mirant Zeeland" means Mirant Zeeland LLC, a Delaware limited liability company, one of the Debtors and Debtors in Possession in the Chapter 11 Cases.

119. "MIRMA" means Mirant Mid-Atlantic LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

120. "MIRMA Lease Litigation" means the adversary proceeding pending before the Bankruptcy Court and styled as Mirant Mid-Atlantic, L.L.C. v. Morgantown OL1 LLC, et al. (In re Mirant Corporation, Adv. No. 04-04283, pursuant to which MIRMA has sought certain relief relating to the MIRMA Leases, including a determination that the MIRMA Leases should be recharacterized as a financing.

121. "MIRMA Lease New Secured Notes" means the ____% notes to be issued by MIRMA and secured by the relevant MIRMA Leased Assets in the amount of the Allowed MIRMA Owner/Lessor Secured Claims, if the MIRMA Leases are recharacterized as financings by order of the Bankruptcy Court. The MIRMA Lease New Secured Notes shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

122. "MIRMA Leased Assets" means the Assets of MIRMA that are the subject of the MIRMA Leases.

123. "MIRMA Leases" means the eleven separate leases dated December 19, 2000, pursuant to which MIRMA leases undivided interests in the MIRMA Leased Assets from the MIRMA Owner/Lessors, together with all related documents, instruments and agreements as they may have been amended or supplemented from time to time.

124. "MIRMA Owner/Lessors" mean the Persons who are identified in the MIRMA Leases as the owners, or any successors in interest thereto, of the MIRMA Leased Assets.

125. "MIRMA Owner/Lessor Deficiency Claims" means, in the event the MIRMA Leases are recharacterized as financings, all Claims for the amount by which the total Allowed Claims of the MIRMA Owner/Lessors exceed the amount of the MIRMA Owner/Lessor Secured Claims.

126. "MIRMA Owner/Lessor Rejection Damage Claims" means the Claims arising in the event any or all of the MIRMA Leases are rejected pursuant to section 365 of the Bankruptcy Code.

127. "MIRMA Owner/Lessor Secured Claims" means, in the event the MIRMA Leases are recharacterized as financings, the Secured Claims of the MIRMA Owner/Lessors.

128. "New MAG Holdco" means the legal entity to be formed under the Plan as a direct subsidiary of MAG by merging together certain of MAG's existing intermediate holding company subsidiaries.

129. "New MAG Holdco 8.0% Notes" means those 8.0% senior notes due 2015, to be issued by New MAG Holdco in the aggregate principal amount of $500 million pursuant to the New MAG Holdco Indenture.

130. "New MAG Holdco 8.25% Notes" means those 8.25% senior notes due 2017, to be issued by New MAG Holdco in the aggregate principal amount of $[*] million pursuant to the New MAG Holdco Indenture.

131. "New MAG Holdco Indenture" means that certain indenture to be dated as of the Effective Date and to be entered into between New MAG Holdco, as issuer, and the New MAG Holdco Indenture Trustee, as trustee, pursuant to which New MAG Holdco will issue each series of the New MAG Holdco Notes. The New MAG Holdco Indenture shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

132. "New MAG Holdco Indenture Trustee" means the Person or Persons appointed to act as the indenture trustee under the New MAG Holdco Indenture.

133. "New MAG Holdco Notes" means the New MAG Holdco 8.0% Notes and the New MAG Holdco 8.25% Notes. The New MAG Holdco Notes shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

134. "New Mirant" means the legal entity to be formed pursuant to the Plan to serve as the ultimate parent of (a) the Debtors (excluding Mirant and the Trading Debtors), and (b) the other direct and indirect subsidiaries of Mirant that are not Debtors in the Chapter 11 Cases.

135. "New Mirant Common Stock" means the shares of Common Stock to be authorized for issuance by New Mirant on or after the Effective Date pursuant to the Plan.

136. "New Mirant Constituent Documents" means the by-laws, certificates of incorporation, partnership agreements, or limited liability company membership agreements, as applicable, for each of the Debtors, New Mirant and the New Entities, as amended and restated as of the Effective Date, among other things, to (a) prohibit the issuance of non-voting equity securities by such Debtor as required by section 1123(a)(6) of the Bankruptcy Code, and (b) otherwise give effect to the provisions of this Plan. The New Mirant Constituent Documents shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

137. "New Mirant Employee Stock Programs" means the programs, in substantially the form set forth in the Plan Documents, that shall be established on the Effective Date to permit employee stock ownership of a portion of New Mirant Common Stock. The New Mirant Employee Stock Programs shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

138. "New Mirant Entities" means any legal entities created as direct or indirect subsidiaries of New Mirant for the purpose of giving effect to the Plan.

139. "New Mirant Warrants" means the 5-year warrants to be issued to the holders of Allowed Equity Interests in Mirant to purchase 5.0% of the shares of New Common Stock in New Mirant, on a fully diluted basis, at a price where the holders of Allowed Consolidated Mirant Class 4 - Unsecured Claims receive a Full Recovery Amount. The New Mirant Warrants shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

140. "New York Tax Administrative Claim" means any Claim asserted by the New York Taxing Authorities as being entitled to treatment as an Administrative Claim.

141. "New York Tax Note" means a five-year promissory note bearing interest at the rate of 5.00% per annum and made payable to a New York Taxing Authority in an amount equivalent to the aggregate amount of such New York Taxing Authority's Allowed New York Tax Secured Claim and Allowed New York Tax Administrative Claim, such note to be issued by the Debtor that is liable for such Claims, if the New York Taxing Authorities vote to accept the Plan. The New York Tax Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

142. "New York Taxing Authorities" means the Town of Haverstraw, the Assessor of the Town of Haverstraw, the Board of Assessment Review of the Town of Haverstraw, the Town of Stony Point, the Assessor of the Town of Stony Point, the Board of Assessment Review of the Town of Stony Point, the Haverstraw-Stony Point Central School District an the County of Rockland.

143. "Notice of Confirmation" means the notice of entry of the Confirmation Order to be mailed by the Claims Agent to holders of Claims and Equity Interests.

144. "Objection Deadline" means the deadline for filing objections to Claims as set forth in Section 11.1 of the Plan.

145. "Old Indentures" means the MAG Indenture, Mirant Indenture and the Mirant Fiscal Agency Agreement.

146. "Old Indenture Trustees" means the indenture trustees for the MAG Indenture, the Mirant Indenture and the Fiscal Agent under the Mirant Fiscal Agency Agreement.

147. "Overpayment Notes" means the five-year promissory notes bearing interest at the rate of 5.0% per annum and to be made payable severally by the New York Taxing Authorities in the aggregate amount of $269.8 million (in respect of overpayments for New York ad valorem real property taxes made by Mirant Bowline and Mirant Lovett prior to the Petition Date), each such note to be made payable to the Debtor that paid such ad valorem real property taxes, if the New York Taxing Authorities vote to accept the Plan. The Overpayment Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

148. "Peaker/Potomac Obligations" means (a) the liabilities of Mirant Peaker and Mirant Potomac under promissory notes made payable to MIRMA in the amount of approximately $71 million and $152 million, respectively, and (b) the obligations of Mirant, Mirant Peaker and Mirant Potomac under the capital contribution agreement entered into in connection with the consummation of the transaction contemplated by the APSA.

149.     "Pepco" means the Potomac Electric Power Company.

150. "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

151. "Petition Date" means with respect to any Debtor the date on which the Chapter 11 Case of such Debtor was commenced.

152.     "PG&E" means Pacific Gas & Electric Company.

153. "PG&E/RMR Claims" means all three (3) of the Claims to be granted to PG&E pursuant to the California Settlement in respect of the RMR Agreements.

154. "Plan" means this chapter 11 plan, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative.

155. "Plan Distribution" means the payment or distribution under the Plan of Cash, Assets, securities or instruments evidencing an obligation under the Plan to the holder of an Allowed Claim or Equity Interest.

156. "Plan Documents" means the documents that aid in effectuating the Plan as specifically identified as such herein and filed with the Bankruptcy Court as specified in Section 1.5 of the Plan.

157. "Plan Secured Note" means a promissory note that may be delivered to a holder of an Allowed Secured Claim pursuant to the Plan, such note to be made payable by the Debtor(s) obligated under the Allowed Secured Claim in an amount equal to the Allowed Secured Claim and payment of which shall be secured by the Assets that secure payment of such Allowed Secured Claim (or at the Debtors' election, alternative collateral having at least an equivalent value). Each Plan Secured Note shall accrue simple interest at the rate of 5.00% per annum and shall be payable in twenty (20) quarterly payments commencing in the first quarter after the

Distribution Date with respect to the Allowed Secured Claim. The Plan Secured Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

158. "Plan Trust" means the trust or trusts to be created pursuant to the Plan for the benefit of the holders of Allowed Unsecured Claims against the Consolidated Mirant Debtors and Allowed Equity Interests in Mirant.

159. "Plan Trust Declaration" means the declaration or declarations of trust to be entered into by the Consolidated Mirant Debtors and the Plan Trustees. The Plan Trustee Declaration shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

160. "Plan Trustees" means the three (3) Persons selected to serve as the initial trustees under the Plan Trust.

161. "Post-Confirmation Interest" means simple interest on an Allowed Claim at the rate payable on federal judgments as of the Effective Date or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate, such interest to accrue from the Distribution Date applicable to a Claim to the date of actual payment with respect to such Claim.

162. "Postpetition Accrued Interest" means the amount of interest that accrues on an Allowed Unsecured Claim from the Petition Date through and until the Effective Date, in such amount as is fixed by Final Order.

163. "Priority Claim" means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than Secured Claims, Administrative Claims, and Tax Claims.

164. "Pro Rata Share" means the proportion that an Allowed Claim or Equity Interest bears to the aggregate amount of all Claims or Equity Interests in a particular class, including Contested Claims or Equity Interests (a) as calculated by the Disbursing Agent on or before any Distribution Date; or (b) as determined or estimated by the Bankruptcy Court.

165. "Professional Person" means a Person retained or to be compensated for services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 503(b), or 1103 of the Bankruptcy Code in these Chapter 11 Cases.

166. "Proposed New York Tax Settlement" means the proposed global settlement as set forth in Section 15.2 of all Claims asserted by the New York Taxing Authorities and certain related matters, including the Debtors' rights to receive refunds of amounts previously paid in respect of ad valorem real property taxes, and the assessed value of the Debtors' property for purposes of calculating ad valorem real property taxes owed to the New York Taxing Authorities on a prospective basis.

167. "Protected Persons" means the persons as defined in the "Order Restricting Pursuit of Certain Persons" (Docket No. 357) and the "Order Extending Order Restricting Pursuit of Certain Persons" (Docket No. 1006) issued by the Bankruptcy Court on August 5, 2003 and September 29, 2003, respectively.

168. "Record Date" means the date or dates established by the Bankruptcy Court in the Disclosure Statement Order for purposes of determining the holders of Allowed Claims and Equity Interests entitled to receive Plan Distributions.

169. "RMR Agreements" means, collectively: (a) that certain Must-Run Service Agreement dated as of June 1, 1999, between Southern Energy Potrero, L.L.C. (now known as Mirant Potrero, LLC) and the CAISO pertaining to the facility commonly known as the Potrero Power Plant, as amended from time to time; (b) that certain Must-Run Service Agreement dated as of June 1, 1999, between Southern Energy Delta, L.L.C. (now known as Mirant Delta LLC) and the CAISO pertaining to the facility commonly known as the Contra Costa Power Plant, as amended from time to time; and (c) that certain Must-Run Service Agreement dated June 1, 1999, between Southern Energy Delta, L.L.C. (now known as Mirant Delta LLC) and the CAISO pertaining to the facility commonly known as the Pittsburg Power Plant, as amended from time to time.

170. "Schedules" means the schedules of assets and liabilities and list of Equity Interests and the statements of financial affairs filed by each of the Debtors with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented by the Debtors-in-Possession from time to time in accordance with Bankruptcy Rule 1009.

171. "Secured Claim" means (a) a Claim (other than the DIP Claims, but including the California Party Secured Claims, the MIRMA Owner/Lessor Secured Claims and the Allowed New York Tax Secured Claims) secured by a lien on any Assets, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Cases, but only to the extent of the value of the holder's interest in the collateral that secures payment of the Claim; (b) a Claim against the Debtors that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim allowed under the Plan as a Secured Claim; provided, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as an Unsecured Claim unless, in any such case the class of which Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent allowed.

172. "Senior Trust Interests" means the beneficial interests in the Plan Trust to be granted to the holders of Allowed Unsecured Claims against the Consolidated Mirant Debtors, which trust interests shall be (a) in an aggregate amount equal to the amount by which the value of all other Plan Distributions to holders of Allowed Unsecured Claims against the Mirant Debtors is less than the Full Recovery Amount of all such Claims, and (b) senior to the Junior Trust Interests for purposes of receiving distributions from the Plan Trust.

173. "Series A Put Agreement" means the agreement to be entered into by and between New Mirant and New MAG Holdco pursuant to which New MAG Holdco shall have certain put rights, with respect to the MAI Series A Preferred Shares. The Series A Put Agreement shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

174. "Series B Put Agreement" means the agreement to be entered into by and between New Mirant and MAG pursuant to which New Mirant shall have certain put rights, with respect to the MAI Series B Preferred Shares. The Series B Put Agreement shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

175. "Southern Company Causes of Action" means the Debtors' Causes of Action against Southern Company and its Affiliates and Insiders and any other lessor, arising from or relating to any transaction between the Debtors and Southern Company and its Affiliates and Insiders that occurred on or before April 12, 2001.

176.     "Subordinated Claim" means a Claim against any Debtor that is subject to being subordinated by Final Order pursuant to section 510 of the Bankruptcy Code.

177. "Tax Claim" means a Claim against any of the Debtors that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

178.     "Trading Debtors" means MADI, MAPCO, MAEM, MAREM and MAGM I-IV.

179.     "TPA Claim" means the claim or claims granted to Pepco under the TPA
Order.

180.     "TPA Order" means the "Order Granting Debtors' Motion for Approval of
(1) Settlement Agreement Under Federal Rule of Bankruptcy Procedure 9019, (2) Allowed, Prepetition General Unsecured Claims by Pepco in the Amount of $105 Million Against Each of Mirant and MAEM, and (3) Assumption of Certain Transition Power Agreements" entered by the Bankruptcy Court on November 19, 2003 (Docket No. 1876).

181. "Transferred Trading Obligation" means an obligation of a Person to a Trading Debtor which is transferred to MET pursuant to the Plan or the Confirmation Order, including any obligations under or in connection with any trading contracts or under or in connection with any other assets or liabilities.

182. "Unsecured Claim" means any Claim against a Debtor other than an Administrative Claim, a DIP Claim, a Priority Claim, a Tax Claim, a Secured Claim, or the PG&E/RMR Claims.

183.     "West Georgia" means West Georgia Generating Company, LLC.

                                    EXHIBIT B

                         CALIFORNIA SETTLEMENT AGREEMENT

                                    EXHIBIT C

                            CONSOLIDATED MAG DEBTORS

CONSOLIDATED MAG DEBTORS

Mirant Americas Generation, LLC
Mirant Mid-Atlantic, LLC
Hudson Valley Gas Corporation
Mirant Bowline, LLC
Mirant California Investments, Inc.
Mirant California, LLC
Mirant Canal, LLC
Mirant Central Texas, LP
Mirant Chalk Point, LLC
Mirant D.C. O&M, LLC
Mirant Delta, LLC
Mirant Kendall, LLC
Mirant Lovett, LLC
Mirant MD Ash Management, LLC
Mirant New England, Inc.
Mirant New York, Inc.
Mirant NY-Gen, LLC
Mirant Parker, LLC
Mirant Piney Point, LLC
Mirant Potrero, LLC
Mirant Special Procurement, Inc.
Mirant Texas Investments, Inc.
Mirant Texas Management, Inc.
Mirant Texas, LP
MLW Development, LLC

                                    EXHIBIT D

                          CONSOLIDATED MIRANT DEBTORS

                           CONSOLIDATED MIRANT DEBTORS

Mirant Corporation
Mirant Americas Energy Marketing, LP
Mirant Americas, Inc.
Mint Farm Generation, LLC
Mirant Americas Development Capital, LLC
Mirant Americas Development, Inc.
Mirant Americas Energy Marketing Investments, Inc.
Mirant Americas Gas Marketing I, LLC
Mirant Americas Gas Marketing II, LLC
Mirant Americas Gas Marketing III, LLC
Mirant Americas Gas Marketing IV, LLC
Mirant Americas Gas Marketing V, LLC
Mirant Americas Gas Marketing VI, LLC
Mirant Americas Gas Marketing VII, LLC
Mirant Americas Gas Marketing VIII, LLC
Mirant Americas Gas Marketing IX, LLC
Mirant Americas Gas Marketing X, LLC
Mirant Americas Gas Marketing XI, LLC
Mirant Americas Gas Marketing XII, LLC
Mirant Americas Gas Marketing XIII, LLC
Mirant Americas Gas Marketing XIV, LLC
Mirant Americas Gas Marketing XV, LLC
Mirant Americas Procurement, Inc.
Mirant Americas Production Company
Mirant Americas Retail Energy Marketing, LP
Mirant Capital Management, LLC
Mirant Capital, Inc.
Mirant Chalk Point Development, LLC
Mirant Danville, LLC
Mirant Dickerson Development, LLC
Mirant Fund 2001, LLC
Mirant Gastonia, LLC
Mirant Intellectual Asset Management and Marketing
Mirant Las Vegas, LLC
Mirant Michigan Investments, Inc.
Mirant Mid-Atlantic Services, LLC
Mirant Peaker, LLC
Mirant Portage County, LLC
Mirant Potomac River, LLC
Mirant Services, LLC
Mirant Sugar Creek Holdings, Inc.
Mirant Sugar Creek Ventures, Inc.
Mirant Sugar Creek, LLC
Mirant Wichita Falls Investments, Inc.
Mirant Wichita Falls Management, Inc.

Mirant Wichita Falls, LP
Mirant Wyandotte, LLC
Mirant Zeeland, LLC
Shady Hills Power Company, L.L.C.
West Georgia Generating Company, L.L.C.
Mirant EcoElectrica Investments I, Ltd.
Puerto Rico Power Investments, Ltd.
Mirant Wrightsville Investments, Inc.
Mirant Wrightsville Management, Inc.
Wrightsville Power Facility, L.L.C.
Wrightsville Development Funding, L.L.C.
Mirant Americas Energy Capital, LP
Mirant Americas Energy Capital Assets, LLC

                                        2